UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.      )

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Filed by a Party other than the Registrant ☐

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NOVABAY PHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOVABAY PHARMACEUTICALS, INC.

2000 Powell Street, Suite 1150

Emeryville, California 94608

Notice of Special Meeting of Stockholders

Date:	Time:	Place:
[Wednesday], [April 16], 2025	11:00 a.m. Pacific Time	Virtual meeting at: www.virtualshareholdermeeting.com/NBY2025SM

To the Stockholders of NovaBay Pharmaceuticals, Inc.:

You are cordially invited to attend the 2025 Special Meeting of Stockholders (the “Special Meeting”) of NovaBay Pharmaceuticals, Inc., a Delaware corporation (“NovaBay,” the “Company,” “we,” “our” and “us”). The Special Meeting will be a virtual meeting of stockholders. We encourage you to attend online and participate. You will not be able to attend the Special Meeting in person.

Stockholders may attend the Special Meeting online, vote their shares electronically, and submit questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/NBY2025SM and entering the 16-digit control number included in their proxy card or the voting information form provided by their broker, bank, or other nominee. Prior to the Special Meeting, stockholders can vote at www.proxyvote.com using their 16-digit control number or by the other methods described in the accompanying proxy statement (the “Proxy Statement”). We recommend that you log in fifteen (15) minutes before 11:00 a.m. Pacific Time on [April 16], 2025 to ensure you are logged in when the Special Meeting starts.

The Special Meeting will be held for the following purposes:

Proposal One: (The Dissolution Proposal)

To approve the liquidation and dissolution of the Company (the “Dissolution”), pursuant to the Plan of Complete Liquidation and Dissolution of the Company (the “Plan of Dissolution”), which, if approved, will authorize us to liquidate and dissolve in accordance with the Plan of Dissolution, and pursuant to the discretion of the Board of Directors to proceed with the Dissolution.

Proposal Two: (The Adjournment Proposal)

To grant discretionary authority to the Board of Directors to adjourn the Special Meeting from time to time, if necessary or appropriate, to establish a quorum or, even if a quorum is present, to permit further solicitation of proxies if there are not sufficient votes cast at the time of the Special Meeting in favor of Proposal One.

Proposal One (the Dissolution Proposal) and Proposal Two (the Adjournment Proposal) are together referred to as the “Proposals.”

After careful consideration, the NovaBay Board of Directors has determined that the Proposals are advisable and in the best interests of NovaBay and its stockholders and recommends that the holders of the Company’s common stock entitled to vote at the Special Meeting on each of the Proposals vote or give instruction to vote “FOR” Proposal One and “FOR” Proposal Two.

The Proposals, the proposed Dissolution, and the related determinations of the Board of Directors in connection with its evaluation of the Plan of Dissolution and the Dissolution, are described in the accompanying Proxy Statement. A copy of the Plan of Dissolution is attached as Annex A to the Proxy Statement. In particular, we urge you to read the Proxy Statement and the Plan of Dissolution carefully in their entirety as they contain important information about the Dissolution and how it affects you as a stockholder.

The record date for the Special Meeting is [March 18], 2025. Only stockholders of record at the close of business on that date are entitled to notice of, and may vote at, the virtual Special Meeting or any adjournment thereof. This Notice of Special Meeting and the accompanying Proxy Statement are being distributed and being made available on or about [March 19], 2025.

A list of stockholders entitled to vote at the Special Meeting will be available at NovaBay Pharmaceuticals, Inc., 2000 Powell Street, Suite 1150, Emeryville, California 94608, for a period of ten (10) days prior to the Special Meeting. If you wish to inspect the stockholder list, please contact our Corporate Secretary at (510) 899-8800. The stockholder list will also be available during the virtual Special Meeting through the following secure link www.virtualshareholdermeeting.com/NBY2025SM.

[March 19], 2025	By Order of the Board of Directors,

Paul E. Freiman Chair of the Board of Directors

You are cordially invited to attend, via live webcast, the virtual Special Meeting. Your vote is important. We encourage you to promptly vote your shares either by telephone, over the Internet or by completing, signing, dating and returning your proxy card, which contains instructions on how you would like your shares to be voted at the Special Meeting. Please submit your vote by proxy through one of these methods regardless of whether you will attend the Special Meeting. This will help us ensure that your shares are represented at the Special Meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience if you plan to return your proxy card. Signing and submitting your proxy will not prevent you from voting electronically at the virtual Special Meeting should you be able to attend the virtual Special Meeting, but will assure that your vote is counted, if for any reason you are unable to attend. Voting instructions are printed on your proxy card and are also included in the accompanying Proxy Statement.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Dissolution, passed upon the merits of the Dissolution, or passed upon the adequacy or accuracy of the information contained in the accompanying Proxy Statement and any documents incorporated by reference. Any representation to the contrary is a criminal offense.

Preliminary Proxy Statement - Subject to Completion Dated February 18, 2025

2000 Powell Street, Suite 1150

Emeryville, California 94608

Proxy Statement For The 2025 Special Meeting of Stockholders

This proxy statement (“Proxy Statement”), the accompanying Notice of the Special Meeting of Stockholders and proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors of NovaBay Pharmaceuticals, Inc., a Delaware corporation (“NovaBay,” the “Company,” “we,” “our,” or “us”), to be voted at the 2025 Special Meeting of Stockholders to be held on [Wednesday], [April 16], 2025 (the “Special Meeting”), and at any adjournment or postponement of the Special Meeting. This Special Meeting will be held at 11:00 a.m. Pacific Time and will be a virtual meeting of stockholders. You will be able to participate in the Special Meeting, vote, and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/NBY2025SM. You must have your 16-digit control number on your proxy card to enter and participate in the virtual meeting. This Proxy Statement and the accompanying proxy card are being made available over the Internet or delivered by mail on or about [March 19], 2025, to stockholders of record as of [March 18], 2025 (the “Record Date”).

This Proxy Statement is available for viewing, printing and downloading by following the instructions at www.proxyvote.com.

Summary of the Proxy Statement

The following is a summary of selected information contained in this Proxy Statement relating to the Plan of Dissolution and the Dissolution (each as defined below) and does not contain all the information that is important to you. For a more complete description of the terms of the Dissolution and the related Plan of Dissolution, please refer to the section titled “Proposal One: The Dissolution Proposal,” beginning on page 22 of this Proxy Statement, and the Plan of Dissolution itself, a copy of which is included as Annex A to this Proxy Statement. We urge you to carefully read this Proxy Statement, the annex to this Proxy Statement and the documents referred to or incorporated by reference in this Proxy Statement in their entirety before you decide whether to vote to approve the Dissolution. The below summary includes page references directing you to a more complete description of the related topic.

The Company – About NovaBay

We have undergone significant changes to our business and operations beginning in March 2024 as a result of a series of completed transactions summarized below. Following the closing of each of these transactions, we have significantly reduced our business operations with limited sources of revenue generation. We were historically focused on the development and sale of scientifically-created and clinically-proven eyecare, wound care, and skin care products. Our eyecare products sold under the Avenova brand and related assets (the “Avenova Assets”) were our leading products formulated with our proprietary, stable and pure form of hypochlorous acid and were cleared by the Food and Drug Administration for sale in the United States. As described in additional detail below, on January 17, 2025, we completed the sale of the Avenova Assets to PRN Physician Recommended Nutriceuticals, LLC, a Delaware limited liability company (“PRN”), which constituted the sale of substantially all of our revenue generating and operating assets (the “Avenova Asset Sale”).

We have also historically manufactured and sold a proprietary form of hypochlorous acid for the wound care market under the NeutroPhase and PhaseOne brands. Our wound care products are used for cleansing and irrigation as part of surgical procedures, as well as treating wounds, burns, ulcers and other injuries. As described in additional detail below, on January 8, 2025, we completed the sale to Phase One Health LLC, a Tennessee limited liability company (“Phase One”), of our wound care product trademarks, NeutroPhase, PhaseOne and OmniPhase (collectively, the “Wound Care Trademarks”) and the sale of our wound care inventory (collectively, the “Wound Care Transaction”). Following the Wound Care Transaction, we are continuing to manufacture our wound care products under remaining contractual obligations to certain of our remaining distributors.

Through our former subsidiary, DERMAdoctor, LLC (“DERMAdoctor”), we previously offered over 30 dermatologist-developed products targeting common skin concerns, ranging from aging and blemishes to dry skin, perspiration and keratosis pilaris. On March 25, 2024, we announced the closing of the sale of DERMAdoctor, which streamlined our business by reducing our cash burn and allowing us to focus on our core business (the “DERMAdoctor Sale”).

NovaBay was originally incorporated as a California corporation on January 19, 2000, and converted to a Delaware corporation in June 2010. Our common stock is listed on the NYSE American under the ticker symbol “NBY.” NovaBay’s principal executive offices are located at 2000 Powell Street, Suite 1150, Emeryville, California 94608, and our telephone number is (510) 899-8800. Our website address is www.novabay.com.

Recent Developments

Avenova Asset Sale

On January 17, 2025, we completed the sale of the Avenova Assets to PRN, which constituted substantially all of our revenue generating and operating assets; however, PRN did not purchase any of our other products or assets, including those that related to our wound care, urology or dermatology businesses. See “Wound Care Transaction” below. The Avenova Asset Sale was consummated pursuant to the Asset Purchase Agreement, dated September 19, 2024, as amended by Amendment No. 1 to the Asset Purchase Agreement, dated November 5, 2024 (as so amended, the “Purchase Agreement”).

The Purchase Agreement provided for a closing cash purchase price equal to $11.5 million, less (i) the $507,953.72 balance of a secured promissory note (the “Bridge Loan”) that we entered into with PRN on November 5, 2024 (the “Bridge Loan Repayment”) and (ii) $500,000, which amount was deposited into an escrow account (the “Escrow”) for up to six (6) months to be used for our indemnification obligations under the Purchase Agreement or the payment of any Net Working Capital Adjustment (as defined below) after the closing. In accordance with the Bridge Loan and the Purchase Agreement, the Bridge Loan Repayment was paid to PRN at closing, and, upon such payment, the Bridge Loan was discharged and all collateral was released. The purchase price that we finally receive in the Avenova Asset Sale is subject to a post-closing working capital adjustment, upward or downward, that will be limited to an amount of up to $500,000 (the “Net Working Capital Adjustment”). The Net Working Capital Adjustment will be mutually determined by PRN and us commencing ninety (90) days after the closing of the Avenova Asset Sale based upon the difference between the amount of our Net Working Capital (as defined in the Purchase Agreement) immediately prior to the closing and the agreed upon target working capital value of $800,000.

In connection with the closing of the Avenova Asset Sale, we entered into a Transition Services Agreement, dated January 17, 2025 (the “PRN Transition Services Agreement”) with PRN, pursuant to which we agreed to provide services to PRN with respect to specified accounting, marketing, sales, customer service, regulatory and operational support for a period of four (4) months after the closing of the Avenova Asset Sale. In exchange for providing such services, PRN and NovaBay agreed upon service fees to be paid to us.

Wound Care Transaction

On January 3, 2025, we entered into a Trademark Acquisition Agreement (the “Trademark Acquisition Agreement”), with Phase One that provided for the purchase by Phase One of the Wound Care Trademarks for a purchase price of $500,000. In connection with the Wound Care Transaction, we also entered into a Transition Services Agreement, dated January 3, 2025, with Phase One (the “Phase One Transition Services Agreement”), pursuant to which we: (i) provided limited transition services to Phase One until January 10, 2025; (ii) sold our existing wound care inventory from an outstanding purchase order to Phase One for an aggregate payment of $126,000; and (iii) provided our remaining empty wound care product bottles to Phase One. In addition, the Phase One Transition Services Agreement provided that the existing supplier and distributor relationship between NovaBay and Phase One would be terminated upon the closing of the Wound Care Transaction. We completed the Wound Care Transaction on January 8, 2025.

Background for the Dissolution (page 23)

Over our corporate history, and in particular in recent years, we have faced meaningful operational and financial challenges. Since 2022, based on the amount of capital and liquidity available for continuing operations, we have publicly disclosed in our periodic filings with the Securities and Exchange Commission (the “SEC”) that our planned operations raised substantial doubt about our ability to continue as a going concern. Prior to completing the Avenova Asset Sale and the Wound Care Transaction, we worked diligently to fund our operations over the years through capital raise transactions, including our public offering of our common stock and common stock warrants in July 2024 (the “July 2024 Equity Offering”), our warrant reprice transaction in June 2024 (the “June 2024 Warrant Reprice”) and the DERMAdoctor Sale in March 2024. While the capital raised in these 2024 transactions resulted in proceeds that were important to maintaining our operations at the time, such amounts were not sufficient to continue to fund our current operations beyond the fourth quarter of 2024, as disclosed in our filings with the SEC.

As a result of the imminent need for capital in the near term and capital raise transactions having become increasingly complex and difficult to identify and close, and after diligently evaluating the strategic options at the time available to us in the near- and long-term, and our cash position, in September 2024, NovaBay’s Board of Directors (the “Board of Directors”) determined that it was in the best interests of stockholders to seek a divestiture of the Avenova Assets pursuant to the Purchase Agreement. Also at that time, after consideration of the completion of the Avenova Asset Sale and the significantly reduced operating business that will result from such transaction, as well as various other factors at the time, the Board of Directors determined that the best opportunity available to optimize value to our stockholders following the consummation of the Avenova Asset Sale would be to wind-up the affairs of NovaBay and pursue the voluntary liquidation and dissolution of the Company under Delaware law (the “Dissolution”) pursuant to the Plan of Complete Liquidation and Dissolution of NovaBay (the “Plan of Dissolution”). The Avenova Asset Sale and the Dissolution were presented to stockholders at a special meeting of stockholders that was originally convened on November 22, 2024 and was subsequently adjourned and reconvened (the “2024 Special Meeting”). At the 2024 Special Meeting, we received stockholder approval for the Avenova Asset Sale when the meeting reconvened on January 16, 2025. However, we did not receive the requisite vote of stockholders representing a majority of the outstanding shares of our common stock to approve the Dissolution, having received approval of stockholders representing 49% of the outstanding shares of our common stock. Of the votes cast at the 2024 Special Meeting by holders of our common stock, approximately 88% of those shares voted in favor of the Dissolution.

After consideration of various factors, including the significantly reduced remaining business, assets, revenue and operating expenses following the completion of the Avenova Asset Sale and Wound Care Transaction, the absence of more favorable strategic options/transactions currently available to us compared to pursuing the Dissolution, as well as the likelihood of receiving stockholder approval at this Special Meeting, the Board of Directors has determined that the best opportunity available to maximize the remaining value for the Company and our stockholders is to continue pursuing a wind-up of our affairs and pursue the Dissolution under Delaware law that will ultimately result in the distribution of our remaining asset value to our stockholders, if any remains. Accordingly, the Board of Directors unanimously determined that it is in the best interests of the Company and its stockholders to approve and authorize the necessary action to obtain stockholder approval for the Dissolution pursuant to the Plan of Dissolution, with the Board of Directors retaining discretion to continue evaluating and determine if and when the Dissolution should be effected.

Summary: Proposal One (The Dissolution Proposal) (page 22)

At the Special Meeting, we are asking our stockholders to authorize and approve the voluntary Dissolution of the Company under Delaware law pursuant to the Plan of Dissolution that has been approved by the Board of Directors. The Board of Directors unanimously recommends that you vote “FOR” Proposal One to approve the Dissolution.

General Overview (page 22)

If NovaBay dissolves pursuant to the Plan of Dissolution, we will cease conducting our business, wind-up our affairs, dispose of our non-cash assets, pay or otherwise provide for our obligations, and distribute our remaining assets, if any, during a post-dissolution period of at least three (3) years (or longer as the Delaware Court of Chancery shall in its discretion direct) (the “Survival Period”), as required by the Delaware General Corporation Law (the “DGCL”). Within the Survival Period and subject to the discretion of the Delaware Court of Chancery, we expect distributions to stockholders, if any, to occur nine (9) to twelve (12) months after filing the Certificate of Dissolution with the Secretary of State of the State of Delaware (the “Secretary of State”), which we would plan to do as soon as practical following the Special Meeting (though the Board of Directors may delay such filing in its sole discretion). The effective time of the Dissolution (the “Effective Time”) will be when the Certificate of Dissolution is filed with the office of the Secretary of State or such later date and time that is stated in the Certificate of Dissolution (within ninety (90) days).

We intend to rely on the “safe harbor” procedures under Sections 280 and 281(a) of the DGCL to, among other things, obtain an order from the Delaware Court of Chancery establishing the amount and form of security for contested known, contingent and potential future claims that are likely to arise or become known within five (5) years of filing of the Certificate of Dissolution (or such longer period of time as the Delaware Court of Chancery may determine, not to exceed ten (10) years). The “safe harbor” procedures limit our stockholders’ liability from claims against NovaBay once dissolved and protects our directors from personal liability to NovaBay’s claimants once dissolved. See “Proposal One: The Dissolution Proposal—Dissolution Under Delaware Law” beginning on page 25 of this Proxy Statement for a detailed description of the process under Delaware law to dissolve and liquidate a corporation.

If our stockholders do not approve the Dissolution Proposal, we will continue our corporate existence and the Board of Directors will continue to explore alternatives for returning capital to stockholders in a manner intended to maximize value or, to the extent any viable alternatives are not available, we may need to file for bankruptcy protection or commence a similar state law proceeding.

Reasons for the Dissolution (page 24)

The Board of Directors believes that effecting the Dissolution pursuant to the Plan of Dissolution is advisable and in the best interests of NovaBay and its stockholders and unanimously approved the Dissolution, including the Plan of Dissolution. In reaching its decision to approve the Dissolution, the Board of Directors, in consultation with our management and our financial, accounting, legal and tax advisors, carefully considered, among other factors: (i) the terms of the Plan of Dissolution; (ii) the significantly reduced business, assets, revenue and operating expenses that remain following the completion of the Avenova Asset Sale and Wound Care Transaction; (iii) the timing, viability and potential impact to our stockholders of the strategic alternatives potentially available to us; (iv) the belief that the Dissolution represents the best opportunity available to maximize the remaining value for the Company and our stockholders; and (v) the risks, including the potential for bankruptcy if the Dissolution is not completed in a timely manner and the other risks described in the section titled “Risk Factors” beginning on page 15 of this Proxy Statement. For additional information on the material factors considered by the Board of Directors in reaching its recommendation, please refer to the section titled “Proposal One: The Dissolution Proposal—Reasons for the Dissolution.”

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of common stock as of the Record Date is required for approval of Proposal One.

Principal Terms and Conditions of the Plan of Dissolution (page 28)

The Dissolution will be conducted in accordance with the Plan of Dissolution. This summary may not contain all of the information that is important to you. You should carefully read this entire Proxy Statement, including “Proposal One: The Dissolution—Principal Terms and Conditions of the Plan of Dissolution” and the Plan of Dissolution attached as Annex A to this Proxy Statement.

Survival Period (page 29). During the Survival Period, we will continue as a corporate entity for the limited purpose of prosecuting and defending suits by or against us and enabling us to settle and close our business and dispose of and distribute our remaining assets. We will no longer engage in any business activities, except to the extent deemed necessary to preserve the value of our assets, comply with all laws and regulatory requirements, wind-up our business affairs and distribute our assets in accordance with the Plan of Dissolution.

Continuing Employees and Consultants (page 29). During the Survival Period, we may hire or retain employees, consultants and advisors (including legal counsel, accountants and financial advisors), as the Board of Directors deems necessary or desirable, from time to time, to supervise or facilitate the Dissolution and winding up of the Company, and may pay such individuals for such services in the Board of Directors’ discretion. After filing the Certificate of Dissolution, the Board of Directors expects it will reduce the size of the Board of Directors and potentially further reduce its employees to only those necessary to wind-up the Company.

Sale, Exchange, or Disposition of Our Remaining Assets (page 29). The Plan of Dissolution allows for the disposition of all of our remaining assets without further stockholder approval. The proceeds of any such sale will be paid out to our stockholders, pursuant to the Plan of Dissolution and as permitted by the DGCL. We do not anticipate soliciting any further stockholder votes to approve the specific terms of any particular sales or other dispositions of assets approved by the Board of Directors, as such approval is covered by the approval of the Plan of Dissolution.

Indemnification (page 29). We will continue to indemnify our officers, directors, employees, agents and trustees in accordance with, and to the extent required or permitted by, the DGCL, our Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), our Bylaws, as amended and restated (the “Bylaws”), and any contractual arrangements. During the Survival Period, we plan to maintain our existing directors’ and officers’ liability insurance policy. The Board of Directors is authorized to obtain and maintain insurance as may be necessary to cover our indemnification obligations.

Legal Claims (page 30). As part of the Dissolution, we will defend any claims against us, or our current or former officers or directors, whether a claim exists before the Effective Time or is brought during the Survival Period. At our discretion, we may defend, prosecute, and/or settle any lawsuits, as applicable.

Unclaimed Distributions (page 30). If any distribution to a stockholder cannot be made (e.g., the stockholder cannot be located or for any other reason), the stockholder’s distribution will be transferred to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of the distribution. The proceeds of any such distribution will not revert to, or become the property of, us or any other stockholder.

Abandonment, Modifications and Amendments (page 30). To the extent the Dissolution Proposal is approved by our stockholders, the Board of Directors will have the right, as permitted by the DGCL, to modify, amend or abandon the Dissolution at any time before the Effective Time and terminate our Plan of Dissolution, without any action by our stockholders. Such discretion of the Board of Directors to amend the Plan of Dissolution includes no longer complying with the “safe harbor” process and dissolving and liquidating the Company under alternative processes under the DGCL.

A copy of the Plan of Dissolution is attached as Annex A to this Proxy Statement. We encourage you to read the Plan of Dissolution carefully and in its entirety as it is the legal document that governs the Dissolution.

Estimated Liquidating Distributions (page 31)

We intend to liquidate our cash assets and sell or dispose of our remaining non-cash assets for the best price available and to maximize the potential stockholder distribution amount as soon as reasonably practicable after the Effective Time. The amount of any contingency reserve established by the Board of Directors, and approved by the Delaware Court of Chancery, will be deducted before determining amounts available for distribution to stockholders. Based on the foregoing, we estimate that the aggregate amount of cash distributions to our stockholders will be in the range of $0.23 and $1.04 per share of common stock. Calculating such an estimate is inherently uncertain and requires that we make a number of assumptions regarding future events, many of which are unlikely to ultimately be true. Accordingly, you will not know the exact amount of any liquidating distributions you may receive as a result of the Plan of Dissolution when you vote on Proposal One. You may receive no distribution at all.

Risk Factors Relating to the Dissolution (page 15)

In considering whether to vote in favor of the Dissolution, you should consider a number of risks and uncertainties, including, among others, that:

●

We no longer have a significant revenue generating business and, therefore, the proceeds from the Avenova Asset Sale and the Wound Care Transaction will continue to be used to fund our expenses and ongoing liabilities until we are able to commence the Dissolution or pursue another strategic alternative.

●	We cannot assure you as to the amount of distributions, if any, to be made to our stockholders.
●	We cannot predict the timing of the distributions to our stockholders, if any.
●	The Board of Directors may determine not to proceed with the Dissolution.
●

Our stockholders may be liable to our creditors for part or all of the amount received from us in our liquidating distributions if reserves are inadequate, subject to the stockholder protections provided by Delaware’s “safe harbor” process.

●

If our stockholders vote against the Dissolution pursuant to the Plan of Dissolution, we may pursue other alternatives, which may not result in greater (or even equivalent) stockholder value than the proposed Dissolution and may entail additional risks and costs (e.g., bankruptcy).

●	Our stockholders will not be able to buy or sell shares of our common stock after we close our stock transfer books at the Effective Time of the Dissolution.
●

Further stockholder approval will not be required in connection with the implementation of the Plan of Dissolution, including the sale or disposition of all or substantially all of our remaining assets following the Effective Time of the Dissolution pursuant to the Plan of Dissolution.

Reporting Requirements & Cessation of Trading of Common Stock (page 33)

Whether or not the Dissolution is approved, we will have an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until we have exited from such reporting requirements. We plan to request that our common stock stop trading on the NYSE American at the Effective Time or as soon thereafter as is reasonably practicable and to initiate steps to exit from certain reporting requirements under the Exchange Act. This process may be protracted and require us to incur expenses that will reduce the amount available for distribution. We also expect to close our stock transfer books on or around the Effective Time and to discontinue recording transfers and issuing stock certificates at that time. Accordingly, it is expected that trading in our shares of common stock will cease on or very soon after the Effective Time.

Interests of our Directors and Executive Officers in the Dissolution (page 36)

Certain of our directors and executive officers may have interests in the Dissolution that are different from, or in addition to, your interests as a stockholder which may create potential conflicts of interest. These interests include our obligations related to certain consulting and service arrangements and indemnifying and insuring our directors and officers as further described in “Interests of Directors and Executive Officers in the Approval of the Plan of Dissolution” on page 36 of this Proxy Statement. As a result of these interests, our directors and executive officers could be more likely to recommend a vote in favor of the Dissolution than if they did not hold these interests, and may have reasons for doing so that are not the same as the interests of our other stockholders. The Board of Directors was aware that these interests existed when it approved the Dissolution.

Certain U.S. Federal Income Tax Consequences of the Dissolution (page 34)

The Dissolution may have a variety of potential tax implications to the Company and its stockholders for U.S. federal income tax purposes as further described in “Proposal One: The Dissolution Proposal—Certain U.S. Federal Income Tax Consequences of the Dissolution” on page 34 of this Proxy Statement.

No Appraisal Rights in Respect of the Dissolution (page 33)

Neither Delaware law nor our Certificate of Incorporation provides for stockholder appraisal rights in connection with the Dissolution.

Summary: Proposal Two (The Adjournment Proposal) (page 37)

At the Special Meeting, we are asking our stockholders to grant discretionary authority to the Board of Directors to adjourn this Special Meeting, from time to time, if necessary or appropriate, to establish a quorum or, even if a quorum is present, to permit further solicitation of proxies if there are not sufficient votes cast at the time of the Special Meeting in favor of Proposal One. The Board of Directors unanimously recommends that you vote “FOR” Proposal Two.

Reasons for Approval of Proposal Two

If we fail to receive a sufficient number of votes to approve Proposal One or fail to establish a quorum for the Special Meeting, then we may adjourn or postpone the Special Meeting from time to time. The vote regarding adjournment or postponement of the Special Meeting will be disregarded if there are sufficient votes to approve Proposal One.

Vote Required

The affirmative vote of a majority of the voting power of the shares present in person, by remote communication, or represented by proxy at the meeting at the Special Meeting is required for approval of Proposal Two.

Summary: The Special Meeting (Page 19)

Date, Time and Place. The Special Meeting will be held virtually on [Wednesday], [April 16], 2025 at 11:00 a.m. Pacific Time. Stockholders may attend the Special Meeting online, vote their shares electronically, and submit questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/NBY2025SM and entering the 16-digit control number included in their proxy card or the voting information form provided by their broker, bank, or other nominee. You will not be able to attend the Special Meeting in person.

Purpose. You will be asked to consider and vote upon the following proposals (with Proposal One and Proposal Two collectively referred to as the “Proposals”):

Proposal One: (the “Dissolution Proposal”)

To approve the Dissolution of NovaBay pursuant to the Plan of Dissolution, which, if approved, will authorize NovaBay to liquidate and dissolve in accordance with the Plan of Dissolution, and pursuant to the discretion of the Board of Directors to proceed with the Dissolution.

Proposal Two: (the “Adjournment Proposal”)

To grant discretionary authority to the Board of Directors to adjourn the Special Meeting from time to time, if necessary or appropriate, to establish a quorum or, even if a quorum is present, to permit further solicitation of proxies if there are not sufficient votes cast at the time of the Special Meeting in favor of Proposal One.

Record Date and Quorum. You are entitled to vote at the Special Meeting if you owned shares of our common stock at the close of business on the Record Date of stockholders entitled to vote at the virtual Special Meeting, which is [March 18], 2025. You will have one vote for each share of our common stock that you owned on the Record Date. As of the Record Date, there were [________] shares of our common stock issued, outstanding and entitled to vote at the Special Meeting. The presence at the Special Meeting, in person, by remote communication, or by proxy duly authorized, of the holders of one-third of the voting power of all of the outstanding shares of common stock entitled to vote at the Special Meeting constitutes a quorum for the purpose of considering the Proposals.

Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve the Dissolution Proposal. Approval for the Adjournment Proposal requires the affirmative vote of a majority of the voting power of the shares present in person, by remote communication, or represented by proxy at the Special Meeting.

Voting and Proxies. Any stockholder of record entitled to vote at the Special Meeting may submit a proxy by returning the enclosed proxy card by mail, by voting via Internet or telephone, or by logging on and voting during our virtual Special Meeting using their 16-digit control number. If you hold your shares in “street name,” you should instruct your broker how to vote in accordance with the voting instruction card you will receive from your broker, bank or other nominee. The failure of any stockholder to submit a signed proxy card, to vote by Internet or telephone, or to vote in person at the virtual Special Meeting will have the same effect as a vote “AGAINST” the proposal to approve the Dissolution, but will not have an effect on the Adjournment Proposal. If you hold your shares in “street name,” the failure to instruct your broker, bank or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the Dissolution Proposal, but will not have an effect on the Adjournment Proposal. Your prompt cooperation is greatly appreciated. Stockholders voting at this Special Meeting on both of the Proposals is very important to the future of NovaBay and the likelihood of receiving a return on your investment.

Revocability of Proxy. If you hold your shares in your name as a stockholder of record, you have the right to change or revoke your proxy at any time before the vote is taken at the Special Meeting in any of the following ways: (i) submitting another proxy on a later date via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Special Meeting will be counted); (ii) attending the Special Meeting live via webcast and voting during the meeting (simply attending the virtual meeting will not, by itself, revoke your proxy); or (iii) sending a notice of revocation or another signed proxy card with a later date to our Corporate Secretary, Mr. Justin M. Hall, Esq., at our principal executive offices at 2000 Powell Street, Suite 1150, Emeryville, California 94608. If you hold your shares in “street name” through a broker, bank or other nominee, and you wish to change or revoke your proxy at any time before the vote is taken at the Special Meeting, please follow the directions received from your broker, bank or other nominee to change or revoke those instructions.

Questions and Answers About These Proxy Materials And Voting

The following questions and answers are intended to address briefly some possible questions regarding the Special Meeting and the Dissolution Proposal. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this Proxy Statement, the annex to this Proxy Statement and the documents referred to in this Proxy Statement. Also see “Where You Can Find More Information; Incorporation by Reference,” beginning on page 42.

Questions and Answers Related to the Special Meeting

Q:	Why am I receiving these proxy materials?
A:

We have sent you this Proxy Statement and the enclosed form of proxy card because the Board of Directors is soliciting your proxy to vote at the Special Meeting. You are invited to attend our virtual Special Meeting to vote on the Proposals described in this Proxy Statement. However, you do not need to attend the Special Meeting to vote your shares of common stock. Instead, you may simply complete, sign and return the enclosed proxy card, follow the instructions below to submit your proxy over the telephone or on the Internet, or follow the instructions received from your broker, bank or other nominee if you hold your shares of common stock in “street” name. Refer to “How do I vote?” below.

Under rules adopted by the SEC, we have mailed the full set of our proxy materials, including this Proxy Statement and the proxy card, to our stockholders of record as of the close of business on the Record Date of [March 18], 2025, on or around [March 19], 2025. The proxy materials are also available to view and download at www.proxyvote.com.

Q:	What do I need to do now?
A:

We urge you to carefully read and consider this entire Proxy Statement and the annex to this Proxy Statement, along with all of the documents that we refer to in this Proxy Statement, as they contain important information about, among other things, the Dissolution Proposal and how it affects you as a stockholder.

Even if you plan to attend the Special Meeting, if you hold your shares in your own name as the stockholder of record, please vote your shares by signing, dating and returning, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card), so that your shares of common stock can be voted at the Special Meeting. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your broker, bank or other nominee to vote your shares.

Q:	How do I attend and participate in the Special Meeting online?
A:

The Special Meeting will be a completely virtual meeting of stockholders. You will not be able to attend the Special Meeting in person. Stockholders attending the Special Meeting virtually will be afforded the same rights and opportunities to participate as they would at an in-person meeting. Any stockholder can attend the virtual Special Meeting live online at www.virtualshareholdermeeting.com/NBY2025SM. The webcast will start at 11:00 a.m. Pacific Time. Stockholders as of the Record Date may vote and submit questions while attending the Special Meeting online. If you encounter any difficulties accessing the virtual Special Meeting, please refer to the technical support information located at www.virtualshareholdermeeting.com/NBY2025SM.

In order to enter the Special Meeting, you will need the control number, which is included in your proxy materials if you are a stockholder of record of shares of common stock, or included with your voting instructions and materials received from your broker, bank or other nominee if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate are available at www.virtualshareholdermeeting.com/NBY2025SM. We recommend that you log in fifteen (15) minutes before 11:00 a.m. Pacific Time to ensure you are logged in when the Special Meeting starts. The webcast will open fifteen (15) minutes before the start of the Special Meeting.

If you would like to submit a question during the Special Meeting, you may log in to www.virtualshareholdermeeting.com/NBY2025SM using your control number, type your question into the “Ask a Question” field, and click “Submit.”

Q:	When and where is the Special Meeting?
A:	The Special Meeting will be held virtually at www.virtualshareholdermeeting.com/NBY2025SM, on [Wednesday], [April 16], 2025 at 11:00 a.m. Pacific Time.

Q:	Who is entitled to vote at the Special Meeting?
A:

Only stockholders of the Company’s common stock held by such stockholder as of the close of business on the Record Date ([March 18], 2025) are entitled to receive notice of the Special Meeting and to vote the shares of our common stock that they held at that time at the Special Meeting. On the Record Date, there were [_______] shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares of Common Stock Registered in Your Name

If, on the Record Date, your shares of common stock were registered directly in your name with our transfer agent, Equinti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the Special Meeting or vote by proxy. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. Refer to “How do I vote?” below.

Beneficial Owner: Shares of Common Stock Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares of common stock were held in an account at a broker, bank or other nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account. You are also invited to attend the virtual Special Meeting. However, since you are not the stockholder of record, you may not vote your shares online during the Special Meeting unless you request and obtain a valid proxy from your broker, bank or other nominee.

Q:	What am I being asked to vote on at the Special Meeting?
A:	You are being asked to consider and vote upon the following proposals: 1. To approve the Dissolution Proposal. 2. To approve the Adjournment Proposal.

Q:	How does the Board of Directors recommend that I vote?
A:	The Board of Directors unanimously recommends that the stockholders vote:
●	“FOR” the Dissolution Proposal; and
●	“FOR” the Adjournment Proposal.

You should read the section titled “Proposal One: The Dissolution Proposal — Reasons for the Dissolution” beginning on page 24 of this Proxy Statement for a discussion of the factors that the Board of Directors considered in deciding to recommend approval of the Dissolution Proposal.

In addition, when considering the recommendation of the Board of Directors, you should be aware that some of our directors and executive officers may have interests in the Dissolution that are different from, or in addition to, the interests of our stockholders more generally. For a discussion of these interests, please refer to the sections titled “Interests of Directors and Executive Officers in the Approval of the Plan of Dissolution” beginning on page 36 of this Proxy Statement.

Q:	How do I vote?
A:	For each proposal, you may vote “FOR” or “AGAINST” or abstain from voting. The procedures for voting are described below.

Stockholder of Record: Shares of Common Stock Registered in Your Name

If you are a stockholder of record, you may vote online during the virtual Special Meeting, or you may vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote online, even if you have already voted by proxy.

●

To vote online during the Special Meeting, follow the provided instructions to join the Special Meeting at www.virtualshareholdermeeting.com/NBY2025SM, starting at 11:00 a.m. Pacific Time on [April 16], 2025. The webcast will open 15 minutes before the start of the Special Meeting.

●

To vote in advance of the Special Meeting through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your Internet vote must be received by 11:59 p.m. Eastern Time on [April 15], 2025 to be counted.

●

To vote in advance of the Special Meeting by telephone, dial 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Time on [April 15], 2025 to be counted.

●

To vote using the enclosed proxy card, complete, sign and date the enclosed proxy card and return it promptly in the accompanying postage-paid envelope. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares of Common Stock Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares of common stock registered in the name of your broker, bank or other nominee, you should have received a voting instruction form with these proxy materials from that organization rather than from us. Complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet if so instructed by your broker, bank or other nominee. To vote online at the Special Meeting, you must obtain a valid proxy from your broker, bank or other nominee. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a proxy form. Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions.

Q:	How many votes do I have?
A:	On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on the Record Date.

Q:	How many votes are needed to approve each proposal?
A:

Dissolution Proposal — The affirmative vote of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the Special Meeting is required to approve the Dissolution Proposal. If you fail to authorize a proxy or vote online at the Special Meeting, abstain from voting at the Special Meeting, or fail to instruct your broker, bank or other nominee on how to vote, such failure will have the same effect as a vote cast “AGAINST” this proposal.

Adjournment Proposal — Approval of the Adjournment Proposal requires either (i) if a quorum is present, the affirmative vote of a majority of the voting power of the shares of common stock present in person, by remote communication, if applicable, or represented by proxy at the Special Meeting or (ii) if a quorum is not present, the vote of the holders of a majority of the voting power of the shares of common stock represented at the Special Meeting.

Q:	What happens if I abstain from voting or if I do not vote on the Proposals?
A:

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If you abstain from voting after submitting your proxy or voting at the Special Meeting, that abstention will have the same effect as if you voted “AGAINST” the Dissolution Proposal. However, abstentions are counted as shares present or represented by proxy at the Special Meeting for purposes of determining whether a quorum is present at the Special Meeting. Failure to vote your shares of common stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf) will also count as a vote “AGAINST” the Dissolution Proposal.

Q:	What if I return a proxy card or otherwise vote but do not make specific choices?
A:	If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares of common stock will be voted, as applicable:
●	“FOR” the Dissolution Proposal; and
●	“FOR” the Adjournment Proposal.

Q:         Can I change or revoke my vote after I have delivered my proxy?

A:         Stockholder of Record: Shares of Common Stock Registered in Your Name

Yes, you can change your vote or revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares of common stock, you may change your vote or revoke your proxy in any one of the following ways:

●	You may submit another properly completed proxy card with a later date.
●	You may grant a subsequent proxy by telephone or through the Internet.
●

You may send a timely written notice that you are revoking your proxy to NovaBay Pharmaceuticals, Inc., Attn: Chief Executive Officer, General Counsel and Corporate Secretary at 2000 Powell Street, Suite 1150, Emeryville, California 94608.

●

You may virtually attend the Special Meeting and vote online. Attending the Special Meeting will not, by itself, revoke your proxy. You must specifically vote at the Special Meeting in order for your previous proxy to be revoked.

Your most current proxy card is the one that is counted.

Beneficial Owner: Shares of Common Stock Registered in the Name of Broker, Bank or Other Agent

If your shares of common stock are held by your broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other agent regarding how to change your vote.

Q:	If my broker holds my shares of common stock in “street name,” will my broker vote my shares of common stock for me?
A:

No. Your broker, bank or other nominee is permitted to vote your shares of common stock on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your broker, bank or other nominee how to vote. You should follow the procedures provided by your broker, bank or other nominee to vote your shares. Without instructions, your shares will not be voted on any proposals, which will have the same effect as if you voted “AGAINST” the Dissolution Proposal.

Q:	Who will bear the cost of this solicitation?
A:

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors, executive officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers, banks or other nominees for the cost of forwarding proxy materials to beneficial owners. In addition, we have engaged Sodali & Co. (“Sodali”) to assist in the solicitation of proxies and provide related advice and informational support, for a services fee of $15,000, plus an additional fee based on the number of phone calls made to stockholders.

Q:	What do I do if I receive more than one proxy or set of voting instructions?
A:

If you receive more than one set of proxy materials, your shares of common stock may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy card in each set of proxy materials to ensure that all of your shares are voted.

Q:	What is the quorum requirement?
A:

The presence at the Special Meeting, in person, by remote communication, or by proxy duly authorized, of the holders of one-third of the voting power of all of the outstanding shares of common stock entitled to vote at the Special Meeting constitutes a quorum for the transaction of business at the Special Meeting. The Special Meeting will be held virtually; therefore only shares present virtually or represented by proxy at the Special Meeting will be counted in determining whether a quorum is present. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee), if you vote at the Special Meeting or if you attend the Special Meeting but abstain from voting. The Special Meeting may be adjourned whether or not a quorum is present. If you hold your shares of common stock in “street name” and do not give any instruction to your broker, bank or other nominee as to how your shares of common stock should be voted at the Special Meeting, those shares of common stock will not be entitled to vote on any proposal at the Special Meeting and will not be counted for purposes of establishing a quorum.

Q:	How can I find out the results of the voting at the Special Meeting?
A:	We expect to file a Current Report on Form 8-K with the SEC disclosing the final voting results, or otherwise post the final voting results following the Special Meeting on our website.

Q:	Who can help answer any other questions that I have?
A:

If you have additional questions about the Dissolution, the Plan of Dissolution, the Special Meeting or this Proxy Statement, or need assistance in submitting your proxy or voting your shares of our common stock, or need additional copies of this Proxy Statement or the enclosed proxy card, please contact Sodali, our proxy solicitor:

Sodali & Co.

333 Ludlow Street – 5th Floor

South Tower

Stamford, CT 06902

nby.info@investor.morrowsodali.com

800-662-5200

Questions and Answers Related to the Dissolution

Q:	Are there any risks related to the Plan of Dissolution?
A:	Yes. You should carefully review the section entitled “Risk Factors” beginning on page 15 of this Proxy Statement.

Q:	Do the Company’s directors and executive officers have any interest in the Dissolution?
A:

The Company’s directors and executive officers may have interests in the Dissolution that are different from the interests of NovaBay stockholders, including related to consulting/service arrangements and indemnifying and insuring our directors and executive officers. See “Interests of Directors and Executive Officers in the Approval of the Plan of Dissolution” beginning on page 36 of this Proxy Statement.

Q:	Will the Company continue to be publicly traded in connection with effecting the Dissolution?
A:

We sold substantially all of our assets in connection with the Avenova Asset Sale. Under the NYSE American continued listing requirements, the completion of the sale of substantially all of a listed company’s assets may cause the NYSE American to delist such company’s shares. To the extent the NYSE American does not delist our shares, once the Board of Directors determines to effect the Dissolution, we plan to notify the Financial Industry Regulatory Authority (“FINRA”) of our impending dissolution and request that our common stock stop trading on the NYSE American on the effective date of the Dissolution or as soon thereafter as is reasonably practicable. Whether or not the Dissolution is completed, and regardless of whether our shares of common stock are delisted from the NYSE American, we will have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act until we have exited from such reporting requirements. We plan to initiate steps to exit from such reporting requirements in order to curtail expenses as soon as practicable in connection with effecting the Dissolution. See “Risk Factors — Risks Related to the Dissolution” in this Proxy Statement.

Q:	Am I entitled to appraisal rights in connection with the Dissolution of the Company?
A:	No. Delaware law does not provide for stockholder appraisal or dissenters’ rights in connection with the Dissolution.

Q:	What will happen under the Plan of Dissolution?
A:

Under the Plan of Dissolution, we will file a Certificate of Dissolution with the Delaware Secretary of State, our jurisdiction of incorporation, to dissolve NovaBay as a legal entity. The Board of Directors, in its sole discretion, will determine whether to proceed with the Dissolution and the timing for this filing. We intend to rely on the “safe harbor” procedures under Sections 280 and 281(a) of the DGCL where we would obtain an order from the Delaware Court of Chancery establishing the amount and form of security for contested known, contingent and potential future claims that are likely to arise or become known. Further, in connection with the Dissolution, we may sell any of our remaining assets. We expect to distribute all of our remaining assets, in excess of the amount to be used by us to pay claims and fund the reserves required by the court order from the Delaware Court of Chancery and pay our operating expenses through the completion of the Dissolution and winding-up process, to our stockholders.

Q:	If the Dissolution Proposal is approved, what does the Company estimate that the holders of common stock will receive?
A:

The amount of cash that may ultimately be received by our stockholders is not yet known. However, we currently estimate that our stockholders will receive between $0.23 and $1.04 per share of our common stock. There are many factors that may affect the amounts available for distribution to our stockholders, including, among other things, the amount of taxes, transaction fees, expenses relating to the Dissolution, the sale of any of our remaining assets, unanticipated costs relating to the defense, satisfaction or settlement of legal proceedings and unanticipated or contingent liabilities that may arise. No assurance can be given as to the amounts our stockholders will ultimately receive. If we have underestimated our existing obligations and liabilities or if unanticipated or contingent liabilities arise, the amount ultimately distributed to our stockholders could be less than the range set forth above and could even result in no payout to our stockholders.

Q:	When will the Dissolution and winding up of the Company be completed?
A:

If stockholder approval is received for the Dissolution Proposal, the Board of Directors plans to commence the Dissolution of the Company pursuant to the Plan of Dissolution as soon as practicable (although the timing to commence the Dissolution is at the sole discretion of the Board of Directors). We intend to rely on the “safe harbor” procedures under Sections 280 and 281(a) of the DGCL and completing the Dissolution and winding up of the Company as soon as practicable. Upon filing the Certificate of Dissolution, we will cease conducting our business and exist for only limited purposes related to winding up the Company, which we expect to complete within three (3) years of the Effective Time of the Dissolution. We expect initial distributions to stockholders to occur during that window, and likely within nine (9) to twelve (12) months from the Effective Time of the Dissolution.

Cautionary Note Regarding Forward-Looking Statements

This Proxy Statement and the documents referenced herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act, including, but not limited to, statements that are based upon our current expectations, assumptions, estimates, projections and beliefs, including statements about the Dissolution, the Plan of Dissolution, and Proposal One (the Dissolution Proposal). Forward-looking statements are predictions based on expectations and projections about future events, are not statements of historical fact, are subject to risks, uncertainties and assumptions that are difficult to predict and involve risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar words or expressions are intended to identify forward-looking statements. These statements and related risks, uncertainties, factors and assumptions, include, but are not limited to: statements regarding the financial and business impact and effect of the Dissolution, the expected timing of, our ability to complete, and impact of the Dissolution, the amount of distributions to stockholders (if any) in connection with effecting the Dissolution, and any impact as a result of failing to complete the Dissolution. These statements involve risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in, or implied by, these forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Other risks relating to our business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this Proxy Statement, are detailed in our latest Annual Report on Form 10-K, as amended, and subsequent Quarterly Reports on Form 10-Q and/or Current Reports on Form 8-K filings with the SEC, especially under the heading “Risk Factors.” The forward-looking statements in this Proxy Statement and the documents referenced herein represent our current beliefs, estimates and assumptions as of the date of this Proxy Statement, and we disclaim any intent or obligation to revise or update publicly any forward-looking statement contained in this Proxy Statement, except as required by law.

Risk Factors

You should carefully consider the risk factors described below, which are specific risks related to the Dissolution, in addition to the other information contained in this Proxy Statement and the annex attached to this Proxy Statement. The special risk considerations described below are not the only ones that we face. Please also consider the risk factors generally associated with our business contained in our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2023, and our subsequent SEC filings, in deciding how to vote on the Dissolution Proposal. Also, our actual outcomes could differ materially from those anticipated in the forward-looking statements as a result of factors that are described below and elsewhere in this Proxy Statement. See the section titled “Cautionary Note Regarding Forward-Looking Statements” beginning on page 14 and “Where You Can Find More Information; Incorporation by Reference” beginning on page 42 of this Proxy Statement.

Risks Related to the Dissolution

We no longer have a significant revenue generating business and, therefore, the proceeds from the Avenova Asset Sale and the Wound Care Transaction will continue to be used to fund our expenses and ongoing liabilities until we are able to commence the Dissolution or pursue another strategic alternative.

Prior to the Avenova Asset Sale, our principal assets, product offerings and business primarily consisted of the production and commercialization of Avenova products, which was responsible for a majority of our revenue from 2015 until the completion of the Avenova Asset Sale. After completion of the Avenova Asset Sale and the Wound Care Transaction, our business operations and ability to generate revenue has been significantly reduced with only a few remaining employees, limited operations for fulfilling remaining contractual obligations for the manufacture and delivery of wound care products and to perform the services contemplated by the PRN Transition Services Agreement. Accordingly, until we are able to wind down our remaining business and operations through the Dissolution process or we pursue another strategic alternative available to us, including bankruptcy proceedings, then we will continue incurring expenses for our continuing operations, including the ongoing disclosure and compliance obligations as a public reporting company, and utilize the cash on hand that is comprised primarily of the proceeds from the Avenova Asset Sale and the Wound Care Transaction to fund those expenses and to satisfy our liabilities.

There can be no guarantees that the Dissolution will be completed and, if not completed, it would be very difficult for us to identify strategic alternatives to maximize the remaining value for NovaBay and its stockholders.

The Dissolution is subject to approval by our stockholders, and if it is not completed for any reason, we may have to continue our business operations while exploring other strategic alternatives that are available to return capital to stockholders in a manner intended to maximize value. Particularly in light of our limited business operations, our recent completion of the Avenova Asset Sale and the Wound Care Transaction (constituting substantially all of our assets), and our announced intent to complete the Dissolution, our efforts to identify other business strategies may be hindered and we may not be able to identify an alternate transaction on the necessary timing before our cash runs out. Although we may be able to identify and pursue other alternatives, any such alternatives may not result in greater (or even equivalent) stockholder value than the proposed Dissolution and may entail additional risks and costs (e.g., bankruptcy). As a result of such risks, there is a high probability that, in such situation, we may have to cease all operations, make an assignment for the benefit of any creditors, turn NovaBay over to a third-party management company or liquidator or file for bankruptcy protection.

We may be subject to litigation, which is expensive and could divert our attention.

As a result of having completed the Avenova Asset Sale or addressing our existing obligations and outstanding liabilities to third parties or otherwise in connection with the Dissolution, we may be subject to litigation, including commercial litigation or securities class action litigation. Litigation against us could result in substantial costs and divert our remaining management resources and attention from completing the Dissolution in a timely manner, which could increase our expenses, ultimately decrease the amount of our cash and other assets available for distribution (if any) to our stockholders as part of the Dissolution and possibly force us into a bankruptcy situation.

Our common stock will likely be delisted from the NYSE American, and in connection with the Dissolution we plan to initiate steps to exit from certain reporting requirements under the Exchange Act. If the exit process is protracted, we will continue to bear the expense of being a public reporting company despite having no source of revenue.

Our common stock is currently registered under the Exchange Act, which requires that we comply with certain public reporting and proxy statement requirements. Compliance with these requirements is costly and time-consuming; however, it aids in information being widely publicly available to our stockholders and has historically been beneficial in capital raise transactions.

The Avenova Asset Sale constituted the sale of substantially all of our assets. Under the NYSE American continued listing requirements, the completion of the sale of substantially all of our assets may cause the NYSE American to delist our shares. To the extent the NYSE American does not delist our shares and the Board of Directors determines to effect the Dissolution after having received stockholder approval at this Special Meeting, we plan to notify FINRA of our impending dissolution and request that our common stock stop trading on the NYSE American on the effective date of the Dissolution or as soon thereafter as is reasonably practicable. Whether or not the Dissolution is completed, and regardless of whether our shares are delisted from the NYSE American, we will have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act until we have exited from such reporting requirements.

We plan to initiate steps to exit from such reporting requirements in order to curtail expenses; however, such process may be protracted and we may be required to continue to make certain filings with the SEC. Accordingly, we will continue to incur expenses that will reduce any amount available for distribution, including expenses of complying with public company reporting requirements and paying our service providers, among others. If our reporting obligations cease, publicly available information about us will be substantially reduced.

To the extent the NYSE American delists our common stock from trading on its exchange and the Dissolution is not approved or implemented or is otherwise delayed, we will not be eligible to apply to list our securities on the NYSE American or on another national securities exchange due to our inability to currently meet the initial listing standards applicable to a newly listed company, and we could face significant material adverse consequences, including during any period between such delisting and the Effective Date of the Dissolution, such as reduced liquidity for our securities, limited availability of market quotations for our securities and a determination that our common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities.

Certain of our directors and executive officers may have interests in the Dissolution that may be different from, or in addition to, the interests of our stockholders.

Certain of our directors and executive officers may have interests in the Dissolution that are different from, or in addition to, the interests of our stockholders. These interests include our obligations with respect to (i) the continuing employment of our Chief Executive Officer and General Counsel, Justin M. Hall, pursuant to his Executive Employment Agreement, dated January 31, 2020, as amended (the “Executive Employment Agreement”) and our Interim Chief Financial Officer, Tommy Law, (ii) potential consulting and service arrangements that may arise in connection with the Dissolution, and (iii) indemnifying and insuring our directors and executive officers. As a result of these interests, our directors and executive officers could be more likely to recommend a vote in favor of the Dissolution than if they did not hold these interests, and may have reasons for doing so that are not the same as the interests of our other stockholders. See “Interests of Directors and Executive Officers in the Approval of the Plan of Dissolution” beginning on page 36 of this Proxy Statement.

We cannot assure you as to the amount of distributions, if any, to be made to our stockholders.

We cannot predict with certainty the timing, amount, or number of distributions, if any, to our stockholders. As of January 31, 2025, we had approximately $11.0 million in cash and cash equivalents. We currently estimate that we will expend between $6.9 million and $9.8 million after January 31, 2025, which will be used to pay all expenses (including operating expenses up until the filing of the Certificate of Dissolution) and other known, non-contingent liabilities, and which also includes reasonable provision for expenses of liquidation and potential, contingent or unknown liabilities as required by Delaware law. We currently estimate that the aggregate amount of liquidating distributions to stockholders will be between $1.2 million and $5.6 million, or between $0.23 and $1.04 per share of common stock (based on 5,431,154 shares of common stock and other equity outstanding as of February 7, 2025). This amount may be paid in one or more distributions. Any such distributions will not occur until after the Certificate of Dissolution is filed, and we cannot predict the timing or amount of any such distributions, or whether any such distributions will occur, as uncertainties as to the ultimate amount of our liabilities, the operating costs and amounts to be set aside for claims, obligations and provisions during the liquidation and winding-up process, and the related timing to complete such transactions, make it impossible to predict with certainty the actual net cash amount, if any, that will ultimately be available for distribution to stockholders or the timing of any such distributions. Examples of uncertainties that could reduce the value of distributions to our stockholders include: (i) our incurrence of expenses relating to the Dissolution being different than estimated; (ii) unanticipated costs relating to the defense, satisfaction or settlement of lawsuits or other claims that may be threatened against us or our current or former directors or officers; (iii) amounts necessary to resolve claims, including unforeseen claims, of any creditors or other third parties; and (iv) delays in the Dissolution or other winding up process. In addition, as we wind down, we will continue to incur expenses from the remaining operations, such as operating costs, severance payments, payments to any continuing employees or consultants, lease rental payments, directors’ and officers’ insurance, taxes, legal, accounting and financial advisory fees and expenses related to our filing obligations with the SEC, which will reduce amounts that will be available for distribution to our stockholders, if any. We have attempted to estimate reasonable reserves for such liabilities, obligations, expenses and claims against us; however, those estimates may be inaccurate. Accordingly, stockholders may receive substantially less than the amount that we currently estimate that they may receive, or they may receive no distribution at all.

We intend to rely on the “safe harbor” procedures under Sections 280 and 281(a) of the DGCL to, among other things, obtain an order from the Delaware Court of Chancery establishing the amount and form of security for pending claims for which the Company is a party, contingent or unmatured contract claims for which the holder declined the Company’s offer of a security, and unknown claims that, based on facts known to the Company, are likely to arise or become known within three (3) years of filing of the Certificate of Dissolution (or such longer period of time as the Delaware Court of Chancery may determine) (the “Court Order”), and pay or make reasonable provision for our uncontested known claims and expenses and establish reserves for other claims as required by the Court Order and the DGCL. We expect to distribute all of our remaining assets in excess of the amount to be used by us to pay claims and fund the reserves required by the Court Order and pay our operating expenses through the completion of the dissolution and winding-up process to our stockholders. The Court Order will reflect the Delaware Court of Chancery’s own determination as to the amount and form of security reasonably likely to be sufficient to provide compensation for all known, contingent and potential future claims against us. There can be no assurances that the Delaware Court of Chancery will not require us to withhold additional amounts in excess of the amounts that we believe are sufficient to satisfy our potential claims and liabilities. Accordingly, our stockholders may not receive any distributions of our remaining assets for a substantial period of time, if at all, after satisfaction of all claims.

As a result of these and other factors, we cannot assure you as to any amounts, if any, to be distributed to our stockholders if the Board of Directors proceeds with the Dissolution. If our stockholders do not approve the Dissolution Proposal, we will not be able to proceed with the Dissolution and no liquidating distributions will be made. See the section entitled “Proposal One: The Dissolution Proposal—Estimated Liquidating Distributions to Stockholders” beginning on page 31 of this Proxy Statement for a description of the assumptions underlying, and sensitivities of, our estimate of the total cash distributions to our stockholders in the Dissolution.

We cannot predict the timing of the distributions to stockholders.

Our current intention is that, if the Dissolution Proposal is approved by our stockholders, the Certificate of Dissolution would be filed as soon as practical following the Special Meeting; however, ultimately, the decision of whether or not to proceed with the Dissolution will be made by the Board of Directors in its sole discretion. If our stockholders approve the Plan of Dissolution, the Board of Directors has not set a deadline to make its decision to proceed with the effectiveness of the Dissolution. No further stockholder approval would be required to effect the Dissolution.

Under the DGCL, before a dissolved corporation may make any distribution to its stockholders, it must pay or make reasonable provision to pay all of its claims and obligations, including all contingent, conditional or unmatured contractual claims known to the corporation, as determined by the Board of Directors and pursuant to the “safe harbor” procedures approved by the Court Order. We can provide no assurance as to if or when any such distribution will be made, and we cannot provide any assurance as to the amount to be paid to each stockholder in any such distribution, if one is made. The Board of Directors intends to seek to distribute funds to our stockholders as quickly as possible, as permitted by the DGCL, and will take all reasonable actions to optimize the distributable value to our stockholders. We anticipate that distributions, if any, to our stockholders will be made in cash, and may be made at any time with initial distributions to stockholders anticipated to occur in nine (9) to twelve (12) months from the Effective Time of the Dissolution.

The precise timing of any distributions to our stockholders will depend on and could be delayed due to many factors, including without limitation, the time it takes to obtain the Court Order and whether a creditor or other third party seeks an injunction against the making of additional distributions to stockholders on the basis that the amounts to be distributed are needed to satisfy our liabilities or other obligations to the extent not previously reserved for. As a result of these and other factors, we are unable to predict the timing of distributions, if any are made, to our stockholders.

The Board of Directors may determine not to proceed with the Dissolution.

Even if the Dissolution Proposal is approved by our stockholders, the Board of Directors may determine, in the exercise of its fiduciary duties, not to proceed with the Dissolution. If the Board of Directors elects to pursue any alternative to the Plan of Dissolution, our stockholders may not receive any of the funds that might otherwise be available for distribution to our stockholders. The decision of whether or not to proceed with the Dissolution will be made by the Board of Directors in its sole discretion and the Board of Directors has not set a deadline to make its decision to proceed with or abandon the Dissolution after stockholder approval.

Our stockholders may be liable to our creditors for part or all of the amount received from us in our liquidating distributions if reserves are inadequate.

Under the DGCL, we are required, in connection with the Dissolution, to pay or make reasonable provision for payment of our liabilities and obligations. We will establish a reserve, consisting of cash or other assets that we believe will be adequate for the satisfaction of all of our current known expenses and unknown, contingent and/or conditional claims and liabilities. The estimated amount of the reserve is established by the Board of Directors, and approved by the Delaware Court of Chancery; however, such estimated amount may not be adequate to cover all of our claims and obligations. Under the DGCL, if we fail to create an adequate contingency reserve for payment of our expenses, claims and obligations, each stockholder could be held liable for payment to our creditors for claims. However, to the extent the “safe harbor” procedures under Sections 280 and 281(a) of the DGCL are followed as we plan to, a stockholder will not be liable for any claim in excess of the lesser of (a) the stockholder’s pro rata share of the claim and (b) the amount distributed to the stockholder, and only with respect to claims that began before the expiration of the Survival Period.

If our stockholders vote against the Dissolution pursuant to the Plan of Dissolution, we may pursue other alternatives; which may not result in greater (or even equivalent) stockholder value than the proposed Dissolution and may entail additional risks and costs (e.g., bankruptcy).

If our stockholders do not approve the Dissolution Proposal, we will continue our corporate existence and the Board of Directors will continue to explore what, if any, alternatives are available to return capital to stockholders in a manner intended to maximize value in light of its discontinued business activities; however, those alternatives are likely limited to seeking bankruptcy protection or protection under other insolvency laws. It is unlikely that these alternatives would result in greater stockholder value than the proposed Plan of Dissolution and the Dissolution.

Our stockholders will not be able to buy or sell shares of our common stock after we close our stock transfer books at the Effective Time of the Certificate of Dissolution.

If the Board of Directors determines to proceed with the Dissolution, we intend to close our stock transfer books and discontinue recording transfers of our common stock at the Effective Time of the Dissolution as set forth in the Certificate of Dissolution. After we close our stock transfer books, we will not record any further transfers of our common stock on our books except by will, intestate succession or operation of law. Therefore, shares of our common stock will not be freely transferable after such date. As a result of the closing of the stock transfer books, all liquidating distributions in the Dissolution will be made pro rata to the stockholders of record as of the Effective Time of the Certificate of Dissolution, with distribution (if any) anticipated to occur in nine (9) to twelve (12) months from the Effective Time.

Stockholders may not be able to recognize a loss for U.S. federal income tax purposes until they receive a final distribution from us.

Distributions made pursuant to the Plan of Dissolution are intended to be treated as received by a stockholder in exchange for the stockholder’s shares of our common stock. Accordingly, the amount of any such distribution allocable to a block of shares of our common stock owned by a U.S. stockholder will reduce the stockholder’s tax basis in such shares, but not below zero. Any excess amount allocable to such shares will be taxable as capital gain. Such gain generally will be taxable as long-term capital gain if the shares have been held for more than one year. Any tax basis remaining in a share of our common stock following the final liquidating distribution by the Company will be treated as a capital loss. The deductibility of capital losses is subject to limitations. For a more detailed discussion, see “Certain U.S. Federal Income Tax Consequences” beginning on page 34 of this Proxy Statement. You should consult your tax advisor as to the particular tax consequences of the Dissolution to you, including the applicability of any U.S. federal, state, local and non-U.S. tax laws.

Further stockholder approval will not be required in connection with the implementation of the Plan of Dissolution, including the sale or disposition of all or substantially all of our assets following the Effective Time of the Dissolution pursuant to the Plan of Dissolution.

The approval of the Dissolution Proposal by the requisite vote of our stockholders will grant full and complete authority to the Board of Directors and executive officers, without further stockholder action, to proceed with the Dissolution pursuant to the Plan of Dissolution in accordance with any applicable provision of Delaware law. However, we intend to continue to explore alternatives for returning capital to stockholders in a manner intended to maximize value. Following the Effective Time, we may sell, distribute or otherwise dispose of our remaining non-cash assets without further stockholder approval. As a result, stockholders will no longer have the opportunity to approve or reject a sale of all or substantially all of our assets after the Certificate of Dissolution has been filed. Also, after the Effective Time, the Board of Directors may, in order to maximize value for our stockholders and creditors, authorize actions in implementing the Plan of Dissolution, including the specific terms and prices for the sales and dispositions of its remaining assets, with which stockholders may not agree.

The Special Meeting

Purpose of Meeting

The Proposals to be considered and acted upon at the Special Meeting are summarized in the Notice of Special Meeting and the Summary of the Proxy Statement and are described in more detail below and in the description of both proposals that has been included elsewhere in this Proxy Statement.

Attendance at the Special Meeting

As permitted by Delaware law and our Bylaws, the Special Meeting will be held solely as a virtual meeting live via the Internet. You will be able to attend the Special Meeting via live webcast by visiting our virtual meeting website (www.virtualshareholdermeeting.com/NBY2025SM) at the meeting time. Upon visiting the meeting website, you will be prompted to enter your 16-digit control number provided on your proxy card if you receive proxy materials by mail. Your unique control number allows us to identify you as a stockholder and will enable you to securely log on, vote and submit questions during the Special Meeting on the meeting website.

Shares that you hold as a beneficial owner but not the stockholder of record also may be voted electronically during the Special Meeting if you have a 16-digit control number. If there is no 16-digit control number included on your instructions, please refer to the information provided by your broker, bank or other holder of record for voting information and/or instruction on how to attend the Special Meeting.

Even if you plan to attend the Special Meeting virtually, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Special Meeting.

Voting; Quorum

The Record Date for determining those stockholders who are entitled to notice of, and to vote at, the Special Meeting has been fixed as [March 18], 2025. Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of common stock held by such stockholder as of the Record Date. The holder of the Series B Non-Voting Convertible Preferred Stock has no voting rights in relation to the Proposals, and, therefore, will not vote at the Special Meeting. As of the Record Date, [______] shares of common stock were outstanding, and [_____] shares of Series B Non-Voting Convertible Preferred Stock were outstanding.

The presence at the Special Meeting, in person, by remote communication, or by proxy duly authorized, of the holders of one-third of the voting power of all of the outstanding shares of common stock entitled to vote, will constitute a quorum for the transaction of business at the Special Meeting. Stockholders who log on and vote at our virtual meeting of stockholders with their 16-digit control number are considered present in person at the meeting. Proxies voted “ABSTAIN” are counted as present for purposes of determining the presence of a quorum. Shares of our common stock that are not voted or represented by broker non-votes will not be counted as shares present for purposes of determining the presence of a quorum at the Special Meeting.

A broker non-vote occurs when the broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because such broker, bank or other nominee does not have discretionary voting power to vote on that proposal without specific voting instructions from the beneficial owner. If a quorum is not present, we expect to then adjourn the Special Meeting until a quorum is obtained.

Required Votes and Effects of Abstentions and Broker Non-Votes

Votes Generally. Votes will be counted by the inspector of election appointed for the Special Meeting, who will separately count, for each proposal, votes “FOR,” “AGAINST,” “ABSTAIN,” and broker non-votes as applicable.

Abstentions and Broker Non-Votes. Abstentions will count towards the quorum. Shares not voted and broker “non-votes” will have the effect of a vote against Proposal One and will not be counted or deemed to be present or represented for the purposes of determining whether a quorum exists at the Special Meeting.

Required Vote. The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal No.	Proposal Description	Vote Required for Approval	Effect of Abstentions (Non-votes)	Effect of Broker Non-Votes
One

The Dissolution Proposal

To approve the Dissolution, pursuant to the Plan of Dissolution, which, if approved, will authorize the Company to liquidate and dissolve in accordance with the Plan of Dissolution, and pursuant to the discretion of the Board of Directors to proceed with the Dissolution.

		“FOR” votes of the holders of a majority of our outstanding shares of common stock outstanding on the Record Date.	Against	Against

Two

The Adjournment Proposal

To grant discretionary authority to the Board of Directors to adjourn the Special Meeting from time to time, if necessary or appropriate, to establish a quorum or, even if a quorum is present, to permit further solicitation of proxies if there are not sufficient votes cast at the time of the Special Meeting in favor of Proposal One.

		“FOR” votes from a majority of the voting power of the shares present in person, by remote communication, or represented by proxy at the Special Meeting.	Against	No effect

Voting at this Special Meeting as a stockholder on both proposals is very important to the future of NovaBay and your investment. If the Dissolution Proposal is not approved by our stockholders, the Board of Directors and management will continue to explore other strategic alternatives so long as we have operating capital to continue our operations, which primarily consists of the remaining proceeds received from the Avenova Asset Sale and the Wound Care Transaction. If the Dissolution Proposal is not approved by our stockholders and we are not able to identify a viable strategic alternative, it is likely that we will cease all operations, make an assignment for the benefit of any creditors, turn the Company over to a third-party management company or liquidator or file for bankruptcy protection. Even if our stockholders approve the Dissolution Proposal, the Board of Directors has reserved the right, in its discretion, to the extent permitted by Delaware law, to abandon or delay implementation of the Dissolution, in order, for example, to permit us to pursue any new business opportunities or strategic transactions that may unexpectedly arise. We may seek to sell our remaining non-cash assets without further stockholder approval.

Effect of Not Voting

Stockholder of Record; Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, over the Internet or in person at the Special Meeting, your shares of common stock will not be counted for purposes of determining whether a quorum is present at the Special Meeting, and will have the same effect as a vote “AGAINST” the Dissolution Proposal and no effect on the Adjournment Proposal. If you are a stockholder of record, voting virtually at the Special Meeting will revoke any proxy that you previously submitted.

Beneficial Owner; Shares Registered in the Name of a Broker, Bank or Other Nominee

If you are a beneficial owner and do not instruct your broker, bank or other nominee how to vote your shares, the question of whether your broker, bank or other nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter under its rules. Brokers, banks or other nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but are not able to use their discretion to vote with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if they are management supported. Proposal One (the Dissolution Proposal) and Proposal Two (the Adjournment Proposal) are deemed to be “non-routine” matters. Accordingly, your broker, bank or other nominee may not vote your shares on Proposal One or Proposal Two without voting instructions from you.

Voting Methods

If you were a stockholder of record on the Record Date, you may vote your shares at the virtual Special Meeting, www.virtualshareholdermeeting.com/NBY2025SM, which contains voting instructions. You may also vote your shares by telephone by calling (toll free within the United States and Canada) 1-800-690-6903 and following the voting instructions read to you by the automated operator. Internet and telephone voting facilities for stockholders of record will be available 24 hours a day beginning at 12:01 a.m. Pacific Time on [March 19], 2025. Internet and telephone voting will close promptly at 11:59 p.m. Eastern Time on [April 15], 2025. After that time, you will only be able to vote by attending the Special Meeting via live webcast and voting at the Special Meeting. The meeting starts at 11:00 a.m. (Pacific Time). After voting is closed during the Special Meeting, you will no longer have the ability to vote your shares for the specific proposals considered at the Special Meeting.

Upon visiting the meeting website or calling the telephone number provided above, you will be prompted to enter your 16-digit control number provided to you on your proxy card. Your unique control number allows us to identify you as a stockholder and will enable you to securely cast votes.

If you receive proxy materials by mail or if you request paper copies of the proxy materials, you can vote by mail by marking, dating, signing and returning your proxy card in the postage-paid envelope. Further instructions on how to vote by mail are included on the proxy card. Only proxy cards that have been signed, dated, and timely returned will be counted towards the quorum and entitled to vote.

If your proxy card does not specify how the shares represented thereby are to be voted, the proxy will be voted “FOR” Proposal One and “FOR” Proposal Two as described in the Notice of the Special Meeting and this Proxy Statement. The proxy card also grants the proxy holder discretionary authority to vote on any other business that may properly come before the Special Meeting. We have not been notified by any stockholder of their intent to present a stockholder proposal at the Special Meeting.

Revoking Proxies

If your shares of common stock are held in your name, you may revoke or change your vote at any time before the Special Meeting by (i) submitting another proxy on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Special Meeting will be counted), (ii) attending the Special Meeting live via webcast and voting during the meeting (simply attending the virtual meeting will not, by itself, revoke your proxy), or (iii) filing a notice of revocation or another signed proxy card with a later date with our Corporate Secretary, Mr. Justin Hall, Esq., at our principal executive offices at 2000 Powell Street, Suite 1150, Emeryville, California 94608.

Solicitation

We will bear the entire cost of proxy solicitation, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the Notice of Special Meeting, the proxy card and any additional solicitation materials furnished to our stockholders. Copies of these materials will be furnished to brokers, banks or other nominees holding shares in their names that are beneficially owned by others so they may forward these materials to such beneficial owners. In addition, we may reimburse such persons for their reasonable expenses in forwarding the solicitation materials to the beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by personal contact, telephone, email or any other means by our directors, executive officers or employees. No additional compensation will be paid to these individuals for any such services. In addition, we have engaged Sodali to assist in the solicitation of proxies and to provide related advice and informational support. For additional information about this engagement, please see “Method of Proxy Solicitation” below.

Results of Voting at the Special Meeting

We expect to announce preliminary voting results at the Special Meeting. In addition, we expect that final voting results will be filed with the SEC on a Current Report on Form 8-K within four business days after the Special Meeting, or that we will otherwise post the final voting results following the Special Meeting on our website.

Matters to be Considered at the Special Meeting

Proposal One:

The Dissolution Proposal

General

At the Special Meeting, we are asking our stockholders to authorize and approve the voluntary Dissolution of the Company pursuant to the Plan of Dissolution. The Board of Directors has determined that the Dissolution is advisable and in the best interests of the Company and its stockholders, approved the Dissolution and adopted the Plan of Dissolution effective September 19, 2024, subject to stockholder approval at the Special Meeting. A copy of the Plan of Dissolution is attached as Annex A to this Proxy Statement. All material terms of the Plan of Dissolution are summarized below. We encourage you to read the Plan of Dissolution in its entirety.

In general terms, if we dissolve pursuant to the Plan of Dissolution, we will cease conducting our business, wind-up our affairs, dispose of our non-cash assets, pay or otherwise provide for our obligations, and distribute our remaining assets, if any, during the Survival Period (i.e., a post-dissolution period of at least three (3) years (or longer as the Delaware Court of Chancery shall in its discretion direct)), as required by the DGCL. Within the Survival Period and subject to the discretion of the Delaware Court of Chancery, we expect initial distributions to stockholders to occur in nine (9) to twelve (12) months following the Effective Time of the Dissolution. The Effective Time of the Dissolution will be when the Certificate of Dissolution is filed with the office of the Secretary of State or such later date and time that is stated in the Certificate of Dissolution. With respect to the Dissolution, we will follow the dissolution and winding up procedures prescribed by the DGCL, as described in further detail under the heading “Proposal One: The Dissolution Proposal—Dissolution Under Delaware Law” beginning on page 25 of this Proxy Statement. You should carefully consider the risk factors relating to the Dissolution and described under “Risk Factors — Risks Related to the Dissolution” in this Proxy Statement.

If the stockholders approve the Dissolution Proposal, we currently plan to file the Certificate of Dissolution with the Secretary of State as soon as practical following the Special Meeting; however, such filing may be delayed or not filed at all as determined by the Board of Directors in its sole discretion, as described in more detail below.

Summary of the Dissolution

Following the filing of the Certificate of Dissolution with the Secretary of State, in accordance with the applicable provisions of the DGCL, the Board of Directors will proceed to wind-up our affairs. Authorization of the Dissolution by the holders of a majority of our outstanding stock shall constitute the authorization of the sale, exchange or other disposition in liquidation of all of our remaining property and assets after the Effective Time, whether the sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of any and all contracts for sale, exchange or other disposition that are conditioned on stockholder approval. If our stockholders do not approve the Dissolution Proposal, we will continue our corporate existence and the Board of Directors will continue to explore alternatives for returning capital to stockholders in a manner intended to maximize value or, to the extent any viable alternatives are not available, we may need to file for bankruptcy protection or commence a similar state law proceeding.

We intend to rely on the “safe harbor” procedures under Sections 280 and 281(a) of the DGCL to, among other things, obtain an order from the Delaware Court of Chancery establishing the amount and form of security for contested known, contingent and potential future claims that are likely to arise or become known within five (5) years of filing of the Certificate of Dissolution (or such longer period of time as the Delaware Court of Chancery may determine not to exceed ten (10) years) (the “Court Order”).

Subject to the requirements of the DGCL and the Plan of Dissolution, as further described below, we will use our existing cash (which is primarily comprised of the remaining proceeds from the Avenova Asset Sale and the Wound Care Transaction) to pay for our winding up procedures, including without limitation:

●	income, corporate and other taxes;
●

the costs associated with the Dissolution and winding up over the Survival Period, which may include, among others, expenses necessary for the implementation and administration of the Plan of Dissolution and fees and other amounts payable to professional advisors (including legal counsel, financial advisors and others) and to employees, consultants and others assisting us with the Dissolution;

●	any claims by others against us that we do not reject as part of the dissolution process, including any settlements or judgments;
●	any amounts owed by us under contracts with third parties, including pursuant to the Purchase Agreement and any equity holders such as holders of our warrants;
●

the funding of any cash reserves or other security we are required to establish, or deem appropriate to establish, to pay for asserted claims (including lawsuits) and possible future claims, as further described below; and

●

solely to the extent remaining after provision for the above-described payments, liquidating distributions to be made to our stockholders (including our common stockholders and preferred stockholder), which distributions, if any, may be made from time to time as available and in accordance with the DGCL procedures described below.

Background for the Dissolution

As a result of our financial outlook and the increasing difficulty in raising additional capital to fund ongoing operations, the Board of Directors and management considered and evaluated a variety of strategic alternatives, including offers received from third parties for the potential sale of the Company or the sale of its assets, including the Avenova Assets. During 2024, the Board of Directors weighed and evaluated whether such strategic options were in the best interests of the Company and its stockholders when compared to our prospects and strategic plans (both in the short- and long-term), and, ultimately determined that the Company would evaluate and pursue a potential sale transaction with PRN, as provided below.

Over our corporate history, and particularly in recent years, we have faced meaningful operational and financial challenges. Since 2022, based on the amount of capital and liquidity available for continuing operations, we have publicly disclosed in our periodic filings with the SEC that our planned operations raised substantial doubt about our ability to continue as a going concern. Prior to completing the Avenova Asset Sale and the Wound Care Transaction, we worked diligently to fund our operations over the years through capital raise transactions, including our July 2024 Public Offering, our June 2024 Warrant Reprice and the March 2024 DERMAdoctor Sale. While the capital raised in these 2024 transactions resulted in proceeds that were important to maintaining our operations at the time, such amounts were not sufficient to continue to fund our current operations beyond the fourth quarter of 2024, as disclosed in our filings with the SEC.

As a result of the imminent need for capital in the near term and capital raise transactions having become increasingly complex and difficult to identify and close, and after diligently evaluating the strategic options at the time available to us in the near- and long-term, and our liquidity and cash position, we determined to further consider the sale of the Avenova Assets to PRN and a potential liquidation and dissolution of the Company after the completion of the Avenova Asset Sale.

The Board of Directors initially met to consider the Dissolution of NovaBay in connection with its evaluation of the Avenova Asset Sale, on August 29, 2024. Our legal counsel, Squire Patton Boggs (US) LLP (“Squire Patton Boggs”), provided the Board of Directors with a presentation of legal considerations with respect to the Avenova Asset Sale. At such meeting the Board of Directors approved the Avenova Asset Sale, and also discussed and determined that it was advisable and in the best interests of the Company to evaluate a potential liquidation and dissolution of the Company after the completion of the Avenova Asset Sale. The Board of Directors authorized our management to engage Delaware counsel to provide support in connection with a potential liquidation and dissolution, and our management subsequently engaged Chipman Brown Cicero & Cole, LLC (“Chipman Brown”) as Delaware counsel on September 3, 2024.

Thereafter, on September 16, 2024, Squire Patton Boggs provided another presentation to the Board of Directors regarding the Avenova Asset Sale. Chipman Brown also attended the meeting with the Board of Directors to answer inquiries regarding a potential liquidation and dissolution of the Company. Members of the Board of Directors were provided with the opportunity to direct questions to representatives of Squire Patton Boggs and Chipman Brown. At such meeting, the Board of Directors, after considering and deliberating on the relevant facts and circumstances as determined by the Board of Directors in its sole discretion and the interests of the stockholders, unanimously determined, among other things, (i) that the Avenova Asset Sale, as contemplated by the Purchase Agreement and the other transaction documents, was advisable and in the best interests of the Company and its stockholders at that time; (ii) to approve the Purchase Agreement and the transaction contemplated thereby; (iii) that the Board of Directors should take the necessary action to authorize and approve the Avenova Asset Sale, including authorizing, empowering and directing management to negotiate and enter into the transaction documents and to take such other actions in order to effectuate such transaction; and (iv) to take the necessary action to submit to our stockholders the Dissolution, with the Board of Directors retaining discretion to continue evaluating and determine if and when the Dissolution should be effected.

On the afternoon of September 19, 2024, following the approval of our Board of Directors, the Company and PRN executed the Purchase Agreement and the Plan of Dissolution became effective. On September 20, 2024, we issued a press release publicly announcing the Avenova Asset Sale and that we were pursuing the Dissolution.

On November 4, 2024, after considering revised terms provided by PRN to NovaBay, among which included an increase in the base purchase price to $11.5 million and bridge financing of up to $1.0 million, which were offered to NovaBay in response to an unsolicited acquisition proposal that we determined was a “Superior Proposal” as defined in the Purchase Agreement. The Board of Directors determined that (i) the unsolicited offer received was no longer a “Superior Proposal” and (ii) the consummation of the Avenova Asset Sale with PRN was advisable and in the best interests of the Company and its stockholders. As a result, on November 5, 2024, the Company and PRN entered into Amendment No. 1 to the Asset Purchase Agreement and the Bridge Loan, among other documents.

On November 22, 2024, proposals to approve the Avenova Asset Sale and the Dissolution were presented to stockholders at the 2024 Special Meeting, which originally convened on November 22, 2024 and was subsequently adjourned and reconvened to solicit additional proxies as there were not sufficient votes cast to approve the Avenova Asset Sale and the Dissolution.

At the reconvened 2024 Special Meeting on January 16, 2025, the Avenova Asset Sale proposal was approved by stockholders; however, the proposal to approve the Dissolution was not approved by stockholders at that time, and the 2024 Special Meeting was adjourned until January 30, 2025.

On January 17, 2025, PRN and NovaBay closed the Avenova Asset Sale.

On January 29, 2025, the Board of Directors met to consider with Company management, with Squire Patton Boggs present, the viable strategic alternatives available to the Company that would maximize the remaining value for the Company and our stockholders in the event that the Dissolution is not approved at the reconvened 2024 Special Meeting on January 30, 2025, which included a discussion of the Company potentially pursuing a new special meeting of stockholders to obtain approval of the Dissolution. The Board of Directors considered various factors, including the significantly reduced business, assets, revenue and operating expenses of the Company following the completion of the Avenova Asset Sale and Wound Care Transaction, the absence of more favorable strategic options/transactions currently available to us compared to pursuing the Dissolution, as well as the likelihood of receiving stockholder approval at a new special meeting of stockholders. When the 2024 Special Meeting reconvened on January 30, 2025, we did not receive the requisite vote of stockholders representing a majority of outstanding shares of our common stock to approve the Dissolution, having received approval of stockholders representing 49% of outstanding shares of NovaBay common stock. Of the votes cast at the 2024 Special Meeting by holders of our common stock, approximately 88% of those shares voted in favor of the Dissolution.

Following such meeting, on February 3, 2025, the Board of Directors unanimously determined that the best opportunity available to maximize the remaining value for the Company and our stockholders is to continue pursuing a wind-up of our affairs and pursue the Dissolution under Delaware law and that it is in the best interests of the Company and its stockholders to approve and authorize the necessary action to obtain stockholder approval for the Dissolution pursuant to the Plan of Dissolution, with the Board of Directors retaining discretion to continue evaluating and determine if and when the Dissolution should be effected. On February 4, 2025, we filed a Current Report on Form 8-K publicly announcing our intention to call this Special Meeting for holders of our common stock to vote to approve the Dissolution Proposal.

Reasons for the Dissolution

As described elsewhere in this Proxy Statement, the Board of Directors has diligently evaluated our strategic options in the near- and long-term and determined that the Dissolution, pursuant to the terms and provisions of the Plan of Dissolution, is advisable and in the best interests of NovaBay and our stockholders. The Board of Directors’ evaluation has included our efforts to pursue potential strategic alternatives available to the Company, such as financings, mergers, reverse mergers, asset sales or dispositions, strategic partnerships, licensing and sub-licensing transactions, and other strategic transactions, and, following the results of such review, believes that pursuing the Dissolution and wind-up of the Company in accordance with the Plan of Dissolution provides the best opportunity and most flexibility to optimize the remaining value for NovaBay and our stockholders.

In reaching its decision to unanimously approve the Dissolution and to recommend that our stockholders vote to approve the Dissolution pursuant to the Plan of Dissolution at this Special Meeting, the Board of Directors, after careful consideration with our management and accounting, legal and tax advisors, determined that the Dissolution was in the best interests of the Company’s stockholders based on the following factors (in addition to other pertinent factors):

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Limited Operations and Continuing Expenses. The Board of Directors considered that our business and operations have materially changed, including having significantly reduced assets, revenue, workforce and operating expenses following the completion of the Avenova Asset Sale and Wound Care Transaction. However, we are continuing to incur substantial accounting, legal and other expenses associated with being a public company with no adequate source of revenue or financing alternatives.

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Strategic Alternatives. The Board of Directors considered its efforts to evaluate and identify remaining strategic alternatives currently available to them such as financings, mergers, reverse mergers, asset sales or dispositions, strategic partnerships, licensing and sub-licensing transactions, and other strategic transactions, that could have a reasonable likelihood of providing value to our stockholders in excess of the amount the stockholders may be able to receive in the Dissolution.

●

Potential for Bankruptcy. The Board of Directors considered and evaluated the risk that if we are unable to complete the Dissolution, we may have to cease all operations, make an assignment for the benefit of any creditors, turn NovaBay over to a third-party management company or liquidator or file for bankruptcy protection, which would be unlikely to result in any funds being available for distribution to stockholders.

The Board of Directors also considered potential drawbacks or risks relating to the Dissolution, including those described in “Risk Factors — Risks Related to the Dissolution” in this Proxy Statement.

In addition, the Board of Directors was aware of and considered the interests that certain of our directors and executive officers may have with respect to the Dissolution that differ from, or are in addition to, their interests as stockholders of NovaBay, as described under the heading “Interests of Directors and Executive Officers in the Approval of the Plan of Dissolution.”

As a result of its evaluation, the Board of Directors concluded that the Dissolution provides the best opportunity to maximize any remaining value for the Company and its stockholders among the alternatives currently available and is therefore in the best interests of the Company and its stockholders.

The preceding discussion summarizes and is not intended to be an exhaustive description of the information and factors considered by the Board of Directors, but it summarizes and addresses the material information and factors considered by the Board of Directors in its consideration of the Dissolution. In view of the wide variety of factors considered by the Board of Directors, and complexity of these matters, in connection with its evaluation of the Plan of Dissolution, the Board of Directors did not find it practical and did not quantify or otherwise attempt to assign relative weight to the specific factors considered in reaching its conclusions. In considering the factors described above, individual members of the Board of Directors may have given different weight to different factors. The Board of Directors approved the Dissolution pursuant to the Plan of Dissolution based upon the totality of the information presented to and considered by it.

Dissolution Under Delaware Law

We are a corporation organized under the laws of the State of Delaware and accordingly the Dissolution will be governed by the DGCL. The following is a brief summary of some of the relevant provisions of the DGCL applicable to the Dissolution. The following summary is qualified in its entirety by Sections 275 through 283 of the DGCL.

Authorization of Board and Stockholders. Pursuant to the DGCL, if a corporation’s board of directors deems it advisable that the corporation should dissolve, it may adopt a resolution to that effect by a majority vote of the whole board and notify the corporation’s stockholders entitled to vote on the dissolution of the adoption of the resolution and the calling of a meeting of stockholders to act on the resolution. The Board of Directors has unanimously adopted a resolution approving the Dissolution and the Plan of Dissolution and declared them advisable and recommended them to our stockholders. The Dissolution and the Plan of Dissolution must be authorized and approved by the holders of a majority of our outstanding shares of common stock on the Record Date entitled to vote on the Dissolution Proposal.

Possible Permitted Abandonment of Dissolution. The resolution authorizing a dissolution adopted by a corporation’s board of directors may provide that, notwithstanding authorization of the dissolution by the corporation’s stockholders, the board of directors may abandon the dissolution without further action by the stockholders. While we do not currently foresee any reason that the Board of Directors would abandon the proposed Dissolution once it is authorized by our stockholders, to provide the Board of Directors with the maximum flexibility to act in the best interests of our stockholders, the resolutions adopted by the Board of Directors include language providing the Board of Directors with the flexibility to abandon the Dissolution without further action of our stockholders at any time prior to the filing of the Certificate of Dissolution.

Certificate of Dissolution. If a corporation’s stockholders authorize its dissolution, to consummate the dissolution, the corporation must file a certificate of dissolution with the Secretary of State. If our stockholders authorize the Dissolution at the Special Meeting, we intend to file the Certificate of Dissolution with the Secretary of State as soon as practical following the Special Meeting. However, the timing of such filing is subject to the discretion of the Board of Directors.

Time of Dissolution. When a corporation’s certificate of dissolution is filed with the Secretary of State and has become effective, along with the corporation’s tender of all taxes (including Delaware franchise taxes) and fees authorized to be collected by the Secretary of State, the corporation will be dissolved.

Continuation of Corporation After Dissolution. Section 278 of the DGCL provides that after a corporation is dissolved, its existence continues for the Survival Period for the limited purpose of prosecuting and defending suits by or against the corporation and to enable the corporation to settle and close its business and dispose of and convey its remaining assets. A dissolved corporation may not, however, continue the business for which it was organized. Any action, suit or proceeding begun by or against the corporation before or during this survival period does not abate by reason of the dissolution, and for the purpose of any such action, suit or proceeding, the corporation will continue beyond the Survival Period until any related judgments, orders or decrees are fully executed, without the necessity for any special direction by the Delaware Court of Chancery. The Plan of Dissolution will govern our winding up process after Dissolution. See the section entitled “—Principal Terms and Conditions of the Plan of Dissolution” in this Proxy Statement.

Payments and Distributions to Claimants and Stockholders. A dissolved corporation must make provision for the payment (or reservation of security for payment) of current and certain potential future claims against the corporation in accordance with the applicable provisions of the DGCL and the distribution of remaining assets to the corporation’s stockholders. The dissolved corporation may do this by following one of two procedures, as described below. We currently plan to elect to follow the Safe Harbor Procedures (as defined below) as the Delaware Court of Chancery generally approves payout amounts and it accordingly affords greater protection to our stockholders and directors than the Alternative Procedures (as defined below). The Safe Harbor Procedures limit our stockholders’ liability from claims against us once dissolved and protect our directors from personal liability to our claimants once dissolved. However, our Plan of Dissolution permits the Board of Directors the discretion to decide to modify, amend or abandon the Plan of Dissolution, which would include deciding to follow the Alternative Procedures as permitted by the DGCL.

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Safe Harbor Procedures under DGCL Sections 280 and 281(a) (the “Safe Harbor Procedures”). A dissolved corporation may elect to give notice of its dissolution to persons having a claim against the corporation (other than claims against the corporation in any pending actions, suits or proceedings to which the corporation is a party) (“Current Claimants”) and to persons with contractual claims contingent on the occurrence or nonoccurrence of future events or otherwise conditional or unmatured contractual claims (“Contingent Contractual Claimants”), and after giving these notices, following the procedures set forth in the DGCL, as described below. The Plan of Dissolution adopted by the Board of Directors and proposed to the stockholders for approval constitutes the plan of distribution for purposes of the Safe Harbor Procedures, although the Plan of Dissolution provides that the Board of Directors has the discretion to decide to modify, amend or abandon the Plan of Dissolution.

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Liabilities of Stockholders and Directors. If a dissolved corporation follows the Safe Harbor Procedures, then a stockholder of the dissolved corporation will not be liable for any claim against the dissolved corporation in an amount in excess of the lesser of (a) the stockholder’s pro rata share of the claim and (b) the amount distributed to the stockholder. If a dissolved corporation follows the Safe Harbor Procedures, then a stockholder of the dissolved corporation will not be liable for any claim against the dissolved corporation on which an action, suit or proceeding is not begun before the expiration of the Survival Period. In no event will the aggregate liability of a stockholder of a dissolved corporation for claims against the dissolved corporation exceed the amount distributed to the stockholder in dissolution. If a dissolved corporation fully complies with the Safe Harbor Procedures, then the dissolved corporation’s directors will not be personally liable to the dissolved corporation’s claimants.

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Alternative Procedures under DGCL Section 281(b) (the “Alternative Procedures”). If a dissolved corporation does not elect to follow the Safe Harbor Procedures, it must adopt a plan of distribution pursuant to which it will (i) pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to the corporation, (ii) make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the dissolved corporation that is the subject of a pending action, suit or proceeding to which the dissolved corporation is a party, and (iii) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the dissolved corporation or that have not arisen but that, based on facts known to the dissolved corporation, are likely to arise or to become known to the dissolved corporation within ten years after the date of dissolution. If there are insufficient assets to make these payments and provisions, then they will be satisfied ratably in accordance with legal priorities, to the extent assets are available.

●	Current Claimants.

o	Notices and Publication. The notice to Current Claimants must state (i) that all such claims must be presented to the corporation in writing and must contain sufficient information to reasonably inform the corporation of the identity of the claimant and the substance of the claim; (ii) the mailing address to which the claim must be sent; (iii) the date (the “Claim Date”) by which the claim must be received by the corporation, which must be no earlier than sixty (60) days from the date of the corporation’s notice; (iv) that the claim will be barred if not received by the Claim Date; (v) that the corporation may make distributions to other claimants and the corporation’s stockholders without further notice to the Current Claimant; and (vi) the aggregate annual amount of all distributions made by the corporation to its stockholders for each of the three (3) years before the date of dissolution. The notice must be published at least once a week for two consecutive weeks in a newspaper of general circulation in the county in which the corporation’s registered agent in Delaware is located and in the corporation’s principal place of business and, in the case of a corporation having $10.0 million or more in total assets at the time of dissolution, at least once in all editions of a daily newspaper with a national circulation. On or before the date of the first publication of the notice, the corporation must also mail a copy of the notice by certified or registered mail, return receipt requested, to each known claimant of the corporation, including persons with claims asserted against the corporation in a pending action, suit or proceeding to which the corporation is a party.

o

Effect of Non-Responses to Notices. If the dissolved corporation does not receive a response to the corporation’s notice by the Claim Date from a Current Claimant who was given actual notice according to the prior paragraph, then the claimant’s claim will be barred.

o

Treatment of Responses to Notices. If the dissolved corporation receives a response to the corporation’s notice by the Claim Date, the dissolved corporation may accept or reject, in whole or in part, the claim. If the dissolved corporation rejects a claim, it must mail a notice of the rejection to the Current Claimant by certified or registered mail, return receipt requested, within ninety (90) days after receipt of the claim (or, if earlier, at least one hundred fifty (150) days before the expiration of the Survival Period). The notice must state that any claim so rejected will be barred if the Current Claimant does not commence an action, suit or proceeding with respect to the claim within one hundred twenty (120) days of the date of the rejection.

o

Effect of Non-Responses to Rejections of Claims. If the dissolved corporation rejects a claim and the Current Claimant does not commence an action, suit or proceeding with respect to the claim within the 120-day post-rejection period, then the Current Claimant’s claim will be barred.

●	Contingent Contractual Claims.

o

Notices. The notice to Contingent Contractual Claimants (persons with contractual claims contingent on the occurrence or nonoccurrence of future events or otherwise conditional or unmatured) must be in substantially the same form and sent and published in the same manner as notices to Current Claimants and shall request that Contingent Contractual Claimants present their claims in accordance with the terms of such notice.

o

Responses to Contractual Claimants. If the dissolved corporation receives a response by the date specified in the notice by which the claims from Contingent Contractual Claimants must be received by the corporation, which must be no earlier than sixty (60) days from the date of the corporation’s notice to Contingent Contractual Claimants, the dissolved corporation must offer to the Contingent Contractual Claimant such security as the dissolved corporation determines is sufficient to provide compensation to the claimant if the claim matures. This offer must be mailed to the Contingent Contractual Claimant by certified or registered mail, return receipt requested, within ninety (90) days of the dissolved corporation’s receipt of the claim (or, if earlier, at least one hundred fifty (150) days before the expiration of the post-dissolution survival period). If the Contingent Contractual Claimant does not deliver to the dissolved corporation a written notice rejecting the offer within one hundred twenty (120) days after receipt of the offer for security, the claimant is deemed to have accepted the security as the sole source from which to satisfy the claim against the dissolved corporation.

●	Determinations by Delaware Court of Chancery. A dissolved corporation that has complied with the Safe Harbor Procedures must petition the Delaware Court of Chancery to determine the amount and form of security that will be (i) reasonably likely to be sufficient to provide compensation for any claim against the dissolved corporation that is the subject of a pending action, suit or proceeding to which the dissolved corporation is a party, other than a claim barred pursuant to the Safe Harbor Procedures, (ii) sufficient to provide compensation to any Contingent Contractual Claimant who has rejected the dissolved corporation’s offer for security for such person’s claims made pursuant to the Safe Harbor Procedures, and (iii) reasonably likely to be sufficient to provide compensation for claims that have not been made known to the dissolved corporation or that have not arisen but that, based on facts known to the dissolved corporation, are likely to arise or to become known to the dissolved corporation within five (5) years after the date of dissolution or such longer period of time as the Delaware Court of Chancery may determine, not to exceed ten years after the date of dissolution. The Delaware Court of Chancery may appoint a guardian ad litem in respect of any such proceeding brought upon the petition of a dissolved corporation that has complied with the Safe Harbor Procedures, in which case the reasonable fees and expenses of any court-appointed guardian (including all reasonable expert witness fees) would be paid by the dissolved corporation and potentially reduce the remaining assets, if any, available for distribution to stockholders.

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Payments and Distributions. If a dissolved corporation has followed the Safe Harbor Procedures, then it will (i) pay the current claims made but not rejected, (ii) post the security offered and not rejected for contractual claims that are contingent, conditional or unmatured, (iii) post any security ordered by the Delaware Court of Chancery in response to the dissolved corporation’s petition to the court described above, and (iv) pay or make provision for all other claims that are mature, known and uncontested or that have been finally determined to be owing by the dissolved corporation. If there are insufficient assets to make these payments and provisions, then they will be satisfied ratably in accordance with legal priorities, to the extent that assets are available. All remaining assets will be distributed to the dissolved corporation’s stockholders, but not earlier than one hundred fifty (150) days after the date of the last notice of rejection given by the dissolved corporation to a Current Claimant pursuant to the Safe Harbor Procedures.

Principal Terms and Conditions of the Plan of Dissolution

The Dissolution will be conducted in accordance with the Plan of Dissolution. This section of this Proxy Statement describes material aspects of the proposed Plan of Dissolution. While we believe that the description covers the material terms of the Plan of Dissolution, this summary may not contain all of the information that is important to you. You should carefully read this entire Proxy Statement, including the Plan of Dissolution attached as Annex A to this Proxy Statement for a more complete understanding of the Dissolution. Our Plan of Dissolution may be modified, amended, or abandoned by action by the Board of Directors at any time and from time to time, as further described below including that the Board of Directors retains the discretion to opt to dissolve the Company in accordance with the Alternative Procedures.

Authorization and Effectiveness. Our Plan of Dissolution will be deemed approved if the holders of a majority of the outstanding shares of our common stock as of the Record Date entitled to vote on the Dissolution Proposal approve the Dissolution and the Plan of Dissolution. Our Plan of Dissolution will constitute our authorized plan and will evidence our authority to take all actions described in the Plan of Dissolution. Following the authorization of the Dissolution and the Plan of Dissolution by our stockholders, at such time as the Board of Directors determines to be appropriate, we will file the Certificate of Dissolution with the Secretary of State and ensure that all relevant taxes (including Delaware franchise taxes) and fees are paid, unless the Dissolution is abandoned by the Board of Directors prior to that time. The Effective Time will be when the Certificate of Dissolution is filed with the Secretary of State or such later date and time that is stated in the Certificate of Dissolution (within ninety (90) days).

Survival Period. For the Survival Period (i.e., three (3) years after the Effective Time) (or such longer period as the Delaware Court of Chancery may direct), we will continue as a corporate entity for the limited purpose of prosecuting and defending suits by or against us and enabling us to settle and close our business and dispose of and convey our remaining assets. We will no longer engage in any business activities, except to the extent deemed necessary by the Board of Directors and the Company’s executive officers, in their business judgement, to preserve the value of our assets, comply with all laws and regulatory requirements, wind-up our business affairs, and distribute our assets in accordance with the Plan of Dissolution. Subject to the approval of the Delaware Court of Chancery, we anticipate that distributions, if any, to our stockholders will be made in cash, and may be made at any time (with initial distributions to stockholders anticipated to occur in nine (9) to twelve (12) months from the Effective Time), from time to time, in any number of distributions in accordance with the DGCL and the Plan of Dissolution.

General Liquidation, Winding Up and Distribution Process. We intend to elect to follow the Safe Harbor Procedures described under the section entitled “—Dissolution Under Delaware Law—Safe Harbor Procedures under DGCL Sections 280 and 281(a)” in this Proxy Statement. The Board of Directors intends to seek to distribute funds, if any, to our stockholders expeditiously, as permitted by the DGCL and the Plan of Dissolution and intends to take all reasonable actions deemed advisable by the Board of Directors to optimize the distributable value to our stockholders.

Continuing Employees and Consultants. During the Survival Period, we may hire or retain employees, consultants and advisors (including legal counsel, accountants and financial advisors), as the Board of Directors deems necessary or desirable, from time to time, to supervise or facilitate the Dissolution and winding up of the Company, including to perform any post-Closing obligations under the PRN Transition Services Agreement (as described above). The Board of Directors also expects that outside legal and financial advisors will continue to advise on and assist with the Dissolution. After filing the Certificate of Dissolution, the Board of Directors expects it will reduce the size of the Board of Directors. We may, in the absolute discretion of the Board of Directors, pay our executive officers, directors, employees, agents and representatives compensation or additional compensation above their regular compensation, including pursuant to severance and retention agreements, in money or other property, in recognition of the extraordinary efforts they will be required to undertake in connection with the implementation of the Plan of Dissolution. However, given our already streamlined operations, the Board of Directors does not expect to need to hire any employees or otherwise expand the team of advisors and consultants currently in place. Adoption of the Dissolution pursuant to the Plan of Dissolution by the requisite vote of the stockholders will constitute approval by the stockholders of any such cash or non-cash compensation.

Sale, Exchange, or Disposition of Our Remaining Assets. The Plan of Dissolution contemplates the sale, exchange, or other disposition of all of our remaining property and assets if and at such time as the Board of Directors may approve, without further stockholder approval. The proceeds of any such sale will also be paid out to stockholders, pursuant to the Plan of Dissolution and as permitted by the DGCL. The Plan of Dissolution does not specify the manner in which we may sell, exchange or dispose of our property and assets, and we may not be able to sell quickly or at all any or all of our remaining assets. The remaining assets may be sold or disposed of to one or more acquirors in one transaction or a series of transactions over a period of time. It is not anticipated that any further stockholder votes will be solicited with respect to the approval of the specific terms of any particular sales or other dispositions of assets approved by the Board of Directors. We do not anticipate amending or supplementing this Proxy Statement to reflect any such agreement, transaction, or sale, should any materialize, unless required by applicable law, or selling or otherwise disposing, monetizing, or transferring any additional assets in the future. See the section entitled “Risk Factors — Risks Related to the Dissolution” in this Proxy Statement.

Fees and Expenses. We will pay all fees and expenses that may be determined from time to time to be necessary or advisable, in the absolute discretion of the Board of the Directors, to implement and assure completion of the Dissolution in accordance with the Plan of Dissolution. These fees and expenses may include, without limitation, brokerage, agency, professional, and other fees and expenses of persons rendering services to us in connection with the matters described in the Plan of Dissolution.

Indemnification. We will continue to indemnify our executive officers, directors, employees, agents and trustees in accordance with, and to the extent required or permitted by, the DGCL, our Certificate of Incorporation, our Bylaws and any contractual arrangements, whether these arrangements existed before the Dissolution or were entered into after the Dissolution. During the Survival Period, acts and omissions of any indemnified or insured person in connection with the implementation of the Plan of Dissolution and the winding up of the affairs of the Company will be covered by the Company’s existing directors’ and officers’ liability insurance policy and applicable law. The Board of Directors is authorized to obtain and maintain insurance as may be necessary to cover our indemnification obligations.

Stockholder Approval. Approval of the Dissolution and the Plan of Dissolution by the holders of a majority of the outstanding shares of common stock of the Company as of the Record Date entitled to vote on the Dissolution Proposal, to the fullest extent permitted by law, constitutes approval of all matters described in this Proxy Statement relating to the Dissolution, including our Plan of Dissolution. Approval of the Dissolution by the holders of a majority of the outstanding stock of the Company shall constitute the authorization of the sale, exchange or other disposition in liquidation of all of the remaining property and assets of the Company after the Effective Time, whether the sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute approval and ratification of any and all contracts for sale, exchange or other disposition whether or not conditioned on stockholder approval.

Legal Claims. We will defend any claims against us, our current or former officers or directors or our subsidiaries, whether a claim exists before the Effective Time or is brought during the Survival Period, based on advice and counsel of our legal and other advisors and in such manner, at such time and with such costs and expenses as we or the Board of Directors may approve from time to time. During the Survival Period, we may continue to prosecute any claims that we had against others before the Effective Time and may institute any new claims against any person as may be determined to be necessary or advisable to protect the Company and its assets and rights or to implement the Plan of Dissolution. At our discretion, we may defend, prosecute, and/or settle any lawsuits, as applicable.

Effective Time; Stock of the Company. The Effective Time will be specified by the Certificate of Dissolution as filed with the Delaware Secretary of State. From and after the Effective Time, and subject to applicable law, each holder of shares of our common stock shall cease to have any rights in respect of that stock, except the right to receive distributions, if any, pursuant to and in accordance with the Plan of Dissolution and the DGCL. After the Effective Time, our stock transfer books shall be closed, and we will not record or recognize any transfer of our common stock occurring after the Effective Time, and thereafter certificates representing shares of stock of the Company will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law. As a condition to receipt of the liquidating distribution, the Board of Directors, in its absolute discretion, may require the stockholders to: (i) surrender to us any certificates evidencing their shares of stock; or (ii) furnish us with evidence satisfactory to the Board of Directors of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board of Directors. We expect the Effective Time to be as soon as reasonably practicable after the Dissolution is approved by our stockholders.

Unclaimed Distributions. If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered a certificate evidencing ownership of the common stock as required in the Plan of Dissolution or for any other reason, the distribution to which the stockholder is otherwise entitled will be transferred, at such time as the final liquidating distribution is made by us, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of the distribution. The proceeds of such distribution will thereafter be held solely for the benefit of and for ultimate distribution to the stockholder as the sole equitable owner of the distribution and will be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. The proceeds of any such distribution will not revert to, or become the property of, us or any other stockholder.

Liquidating Trust. While we do not currently propose transferring our assets to a liquidating trust, we may do so if deemed appropriate by the Board of Directors, based on advice of our legal, tax and accounting advisors. We may, for example, transfer assets to a liquidating trust if we are unable to complete the Dissolution within the initial three (3) years of the Survival Period.

Abandonment, Modifications and Amendments. Notwithstanding the authorization of the Dissolution by our stockholders as described in this Proxy Statement, the Board of Directors will have the right, as permitted by the DGCL, to modify, amend or abandon the Dissolution at any time before the Effective Time and terminate our Plan of Dissolution, without any action by our stockholders.

Our Certificate of Incorporation and our Bylaws and the DGCL. During the Survival Period, we will continue to be governed by our Certificate of Incorporation and our Bylaws, insofar as their terms apply and insofar as necessary or appropriate to implement our Plan of Dissolution. The Board of Directors will continue to have the authority to amend our Bylaws as it may deem necessary or advisable. To any extent that the provisions of our Plan of Dissolution conflict with any provision of the DGCL, the provisions of the DGCL shall prevail.

Authority of the Board of Directors. The Board of Directors, without further action by our stockholders, is authorized to take, or cause the officers of the Company to take, all actions as they deem necessary or advisable to implement the Plan of Dissolution, if it is approved by our stockholders pursuant to this Proposal One. All determinations and decisions to be made by the Board of Directors will be at the absolute discretion of the Board of Directors.

Estimated Liquidating Distributions

MANY OF THE FACTORS INFLUENCING THE AMOUNT OF CASH DISTRIBUTED TO STOCKHOLDERS AS A LIQUIDATING DISTRIBUTION CANNOT CURRENTLY BE QUANTIFIED WITH CERTAINTY AND ARE SUBJECT TO CHANGE. ACCORDINGLY, YOU WILL NOT KNOW THE EXACT AMOUNT OF ANY LIQUIDATING DISTRIBUTIONS YOU MAY RECEIVE AS A RESULT OF THE PLAN OF DISSOLUTION WHEN YOU VOTE ON THE DISSOLUTION PROPOSAL. YOU MAY RECEIVE NO DISTRIBUTION AT ALL.

We intend to liquidate our cash assets and sell or dispose of our remaining non-cash assets for the best price available and to maximize the potential stockholder distribution amount as soon as reasonably practicable after the Effective Time. The amount of any contingency reserve established by the Board of Directors, and approved by the Delaware Court of Chancery, will be deducted before determining amounts available for distribution to stockholders. Based on the foregoing, we estimate that the aggregate amount of cash distributions to our stockholders will be in the range of $0.23 and $1.04 per share of common stock. Calculating such an estimate is inherently uncertain and requires that we make a number of assumptions regarding future events, many of which are unlikely to ultimately be true.

THE FOLLOWING ESTIMATES ARE NOT GUARANTEES, DO NOT REFLECT THE TOTAL RANGE OF POSSIBLE OUTCOMES AND HAVE NOT BEEN AUDITED OR REVIEWED BY OUR INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM. YOU MAY NOT RECEIVE ANY LIQUIDATING DISTRIBUTIONS EVEN IF OUR STOCKHOLDERS APPROVE THE PLAN OF DISSOLUTION.

Estimated Liquidating Distributions to Stockholders

	Low	High
Payroll and Liabilities/ Expenses to Continue Operating:
Opening balance (February 1, 2025)	$11,040	$11,040
Return of certain deposits	477	477
Payroll/operational spend (estimated through April 2025)	(809)	(809)

Liquidation:
Net Working Capital Adjustment	(500)	500
Sale of other assets	—	500
Sale fees and wind-down expenses	(655)	(405)
Taxes, including estimated tax on sale	(251)	—
Pay-off of Unsecured Convertible Notes	(525)	(525)
Final employee severance	(505)	(505)
Final D&O run-off policy	(663)	(265)
Other general and administrative costs (1)	(713)	(713)
Contingency reserve (estimate)	(2,500)	(500)
Cash distributions to warrant holders (2)	(3,172)	(3,172)
Estimated cash to distribute to stockholders (3)	$1,224	$5,623

Fully diluted shares (including common shares outstanding, options outstanding and the Series B Non-Voting Convertible Preferred Stock (on a fully diluted basis), both as of February 7, 2025)	5,431,154	5,431,154

Estimated liquidating distribution(s) per share	$0.23	$1.04

(1)	Includes other general and administrative costs such as our outstanding balance of accounts payable and the forfeiture cost on our current facility lease, both as of February 1, 2025.

(2)

Includes estimated amounts payable to certain holders of our common stock purchase warrants with an exercise price below the estimated liquidating distributions per share amount (based on a net exercise amount that assumes no such warrants are exercised prior to a cash distribution).

(3)	Includes the remaining proceeds from the Avenova Asset Sale and the Wound Care Transaction.

Distributions, if any, to our stockholders may be paid in one or more distributions over a period of several years. Such distributions will not occur until after the Certificate of Dissolution is filed, and we cannot predict the timing or amount of any such distributions, as uncertainties as to the ultimate amount of our liabilities, the operating costs and amounts to be set aside for claims, obligations and provisions during the liquidation and winding-up process, and the related timing to complete such transactions, make it impossible to predict with certainty the actual net cash amount that will ultimately be available for distribution to stockholders or the timing of any such distributions. Examples of uncertainties that could reduce the value of distributions to our stockholders include: (i) the receipt of no, or lower than expected, proceeds related to the sale of the Company’s remaining assets; (ii) our incurrence of expenses relating to the Dissolution being different than estimated; (iii) unanticipated costs relating to the defense, satisfaction or settlement of lawsuits or other claims threatened against us or our current or former directors or officers; (iv) amounts necessary to resolve claims of any creditors or other third parties; and (v) delays in the Dissolution or other winding up process.

Our estimate of the anticipated initial distribution amounts is preliminary and many of the factors that are necessary to determine how much, if any, we will be able to distribute to our stockholders in liquidation are subject to change and outside of our control. While we intend to pursue matters related to our liquidation, dissolution, and winding up promptly if we obtain approval from our stockholders, the timing of many elements of this process after our Dissolution will not be entirely within our control and, therefore, we are unable to estimate when we would be able to begin making any post-Dissolution liquidating distributions to our stockholders and over what time period and number of distributions might be involved. See the section entitled “Risk Factors — Risks Related to the Dissolution” in this Proxy Statement.

Contingency Reserve

Under the DGCL, we are required, in connection with the Dissolution, to pay or make reasonable provision for payment of our liabilities and obligations. We will pay all of our expenses (including operating and wind-up expenses to be incurred throughout the Dissolution and wind-up process) and other known, non-contingent liabilities. We have used and anticipate continuing to use cash until the end of the Survival Period for a number of items, including, but not limited to, the following:

●	ongoing operating, reporting and listing expenses;
●	expenses, including retention amounts, incurred in connection with extending our directors’ and officers’ insurance coverage;
●	expenses incurred in connection with the Dissolution;
●	taxes imposed upon us and any of our assets; and
●	professional fees, including legal, consulting and accounting.

We will establish a reserve, consisting of cash or other assets that we believe will be adequate for the satisfaction of all of our current known expenses and unknown, contingent and/or conditional claims and liabilities. We may also take other steps to provide for the satisfaction of the reasonably estimated amount of such claims and liabilities, including acquiring insurance coverage with respect to certain claims and liabilities. We currently expect to reserve between approximately $6.9 million and $9.8 million in cash for current known expenses as well as unknown, contingent and/or conditional liabilities during the Survival Period.

The estimated amount of the reserve is established by the Board of Directors, and approved by the Delaware Court of Chancery, based upon certain estimates and assumptions and a review of our estimated operating expenses and future estimated liabilities, including, without limitation, estimated operating costs, directors’ and officers’ insurance, legal, accounting and consulting fees and miscellaneous expenses, costs to address, litigate, settle and resolve potential future unknown claims and litigation, and accrued expenses reflected in our financial statements. There can be no assurance that the reserve will be sufficient. If any of our estimates regarding the expenses to be incurred in the liquidation process, including expenses of personnel required and other operating expenses (including legal, accounting and consulting fees) necessary to dissolve and liquidate the Company and the expenses to satisfy outstanding obligations, liabilities and claims during the liquidation process, are inaccurate, we may be required to increase the amount of the reserve. After the liabilities, expenses and obligations for which the reserve is established have been satisfied in full (or determined not to be owed), we will distribute to our stockholders any remaining portion of the reserve.

In the event we fail to create an adequate reserve and amounts have been distributed to the stockholders under the Plan of Dissolution, our creditors may be able to pursue claims against our stockholders directly. However, to the extent the Safe Harbor Procedures are followed as we plan to, a stockholder will not be liable for any claim in excess of the lesser of (a) the stockholder’s pro rata share of the claim and (b) the amount distributed to the stockholder, and only with respect to claims that began before the expiration of the Survival Period. See the section entitled “Risk Factors—Risks Related to the Dissolution” in this Proxy Statement.

Reporting Requirements & Cessation of Trading of Common Stock

Whether or not the Dissolution is approved, we will have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act until we have exited from such reporting requirements. We plan to initiate steps to exit from certain reporting requirements under the Exchange Act. However, such process may be protracted and we may be required to continue to file Current Reports on Form 8-K to disclose material events, including those related to the Dissolution. Accordingly, we will continue to incur expenses that will reduce the amount available for distribution, including expenses of complying with public company reporting requirements and paying our service providers, among others.

We anticipate that we will notify FINRA of our impending dissolution and request that our common stock stop trading on the NYSE American on the Effective Date or as soon thereafter as is reasonably practicable. As noted above, we also currently expect to close our stock transfer books on or around the Effective Date and to discontinue recording transfers and issuing stock certificates at that time. Accordingly, it is expected that trading in our shares of common stock will cease on or very soon after the Effective Date.

Regulatory Approvals

We are not aware of any U.S. federal or state regulatory requirements or governmental approvals or actions that may be required to consummate the Dissolution, except for compliance with applicable SEC regulations in connection with this Proxy Statement and compliance with the DGCL.

Accounting Treatment of the Dissolution

Upon our Dissolution, we plan to change our basis of accounting from the going-concern basis, which contemplates realization of assets and satisfaction of liabilities in the normal course of business, to the liquidation basis. Under the liquidation basis of accounting, assets are stated at the lower of their carrying value or their estimated net realizable values and liabilities are stated at their estimated settlement amounts. Recorded liabilities will include the estimated costs associated with carrying out the Plan of Dissolution. For periodic reporting, a statement of net assets in liquidation will summarize the liquidation value per outstanding share of common stock. Valuations presented in the statement will represent management’s estimates, based on then present facts and circumstances, of the net realizable values of assets and costs associated with carrying out the Plan of Dissolution based upon management’s assumptions.

The valuation of assets and liabilities will require many estimates and assumptions, and there will be substantial uncertainties in carrying out the provisions of the Plan of Dissolution. The estimated net realizable value of our assets and the estimated settlement amounts for liabilities are expected to differ from estimates recorded in interim financial statements.

No Appraisal Rights

No stockholder or beneficial owner shall have any appraisal rights in connection with our Dissolution and winding-up.

Certain U.S. Federal Income Tax Consequences of the Dissolution

Certain U.S. Federal Income Tax Consequences. The following discussion is a general summary of certain material U.S. federal income tax consequences of the proposed Dissolution to our stockholders. The following discussion is based on the Internal Revenue Code of 1986, as amended, its legislative history, the Treasury Regulations and published rulings and decisions, all as currently in effect as of the date of this Proxy Statement, and all of which are subject to change, possibly with retroactive effect. Tax considerations under state and local laws, federal laws other than those pertaining to income tax, or non-U.S. tax laws are not addressed in this Proxy Statement. The following discussion has no binding effect on the Internal Revenue Service (the “IRS”) or the courts. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Dissolution, and we will not seek an opinion of counsel with respect to the anticipated tax treatment summarized below. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to our stockholders in light of their individual circumstances. The discussion below does not address any U.S. federal income tax consequences to our stockholders who, for U.S. federal tax purposes, are subject to special rules, such as:

●	banks, financial institutions or insurance companies;
●	tax-exempt entities;
●	persons who hold shares as part of a straddle, hedge, integrated transaction or conversion transaction;
●	persons who have been, but are no longer, citizens or residents of the United States;
●	persons holding shares through a partnership or other fiscally transparent entity;
●	dealers or traders in securities, commodities or currencies, or other persons who have elected mark-to-market accounting;
●	grantor trusts;
●	U.S. persons whose “functional currency” is not the U.S. dollar;
●	regulated investment companies or real estate investment trusts;
●	persons who are not U.S. holders;
●

persons who received the shares of our common stock through the exercise of incentive stock options or through the issuance of restricted stock under an equity incentive plan or through a tax-qualified retirement plan; or

●	persons who own (directly or through attribution) five percent or more (by voting power or value) of our common stock.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of common stock that for U.S. federal income tax purposes is:

●	an individual citizen or resident of the United States;
●	a corporation (or other entity treated as a corporation for U.S. federal tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or
●

a trust, if the trust has validly elected to be treated as a U.S. person for U.S. federal tax purposes or if (i) a U.S. court can exercise primary supervision over its administration and (ii) one or more U.S. persons have authority to control all of the substantial decisions of the trust.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal tax purposes) is a beneficial owner of shares of our common stock, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. HOLDERS OF OUR COMMON STOCK THAT ARE NOT U.S. HOLDERS, INCLUDING PARTNERSHIPS AND PARTNERS IN THOSE PARTNERSHIPS, SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THE PROPOSED LIQUIDATION AND DISSOLUTION.

U.S. Federal Income Tax Consequences to the Company. Until all of our remaining assets, if any, have been distributed to our stockholders or a liquidating trust and the liquidation is complete, we will continue to be subject to U.S. federal income tax on our income, if any, such as interest income. We will recognize gain or loss, if any, upon the sale of any assets held directly by us in connection with the Dissolution in an amount equal to the difference between (i) the fair market value of the consideration received for each asset sold and (ii) our adjusted tax basis in the asset sold. We should not recognize any gain or loss upon the distribution of cash to our stockholders as part of the Dissolution. We currently do not anticipate making distributions of property other than cash to stockholders as part of the Dissolution. If we do make a liquidating distribution to our stockholders of property other than cash, we generally will recognize gain or loss upon the distribution of the property as if the property were sold to our stockholders for its fair market value on the date of the distribution. Any tax liability resulting from the Dissolution will reduce the cash available for distribution to our stockholders.

U.S. Federal Income Tax Consequences to U.S. Holders. Stockholders that receive any distributions made by us pursuant to the Plan of Dissolution will be treated as receiving those amounts as full payment in exchange for their shares of common stock. A stockholder generally will recognize gain or loss on a share-by-share basis equal to the difference between (i) the sum of the amount of cash and the fair market value of property, if any, distributed to the stockholder with respect to each share (including distributions to any liquidating trust, as discussed below), less any known liabilities assumed by the stockholder or to which the distributed property (if any) is subject, and (ii) the stockholder’s adjusted tax basis in each share of our common stock. A stockholder’s tax basis in his or her shares generally will equal the stockholder’s cost for the common stock. A stockholder may determine gain or loss on a block-by-block basis if the stockholder holds blocks of our common stock (generally as a result of acquiring a block of common stock at the same time and at the same price). Each stockholder must allocate liquidating distributions proportionately to each share of common stock, or, if applicable, each block of common stock, held by the stockholder. Liquidating distributions are first applied against, and reduce, the stockholder’s adjusted tax basis with respect to a share or a block before recognizing any gain or loss. A stockholder will recognize gain to the extent the aggregate distributions allocated to the share of common stock or, if applicable, block of common stock exceeds the stockholder’s adjusted tax basis with respect to such share or such block. A stockholder will recognize loss only to the extent the stockholder has an adjusted tax basis with respect to a share or a block after taking into account all liquidating distributions allocated to the share or the block. Any loss can only be recognized in the tax year that a stockholder receives our final liquidating distribution.

Generally, gain or loss recognized by a stockholder in connection with the Dissolution will be capital gain or loss, and will be long-term capital gain or loss if the stockholder has held a share or block for more than one year or short-term capital gain or loss if the stockholder has held the share or block for one year or less. Long-term capital gain recognized by a stockholder that is an individual, estate or trust generally is taxed at a maximum current U.S. federal income tax rate of 20%. Additionally, certain U.S. stockholders who are individuals, trusts or estates are required to pay the net investment income tax of 3.8% (in addition to taxes they would otherwise be subject to) on investment income. In the case of a stockholder that is a corporation, capital gains are currently taxed at the same rate as ordinary income. The deductibility of capital losses is subject to certain limitations. While we do not anticipate distributing any contingent claims to our stockholders or a liquidating trust as part of the Dissolution, amounts, if any, received by a stockholder upon the resolution of a contingent claim that has been distributed could be considered ordinary income rather than capital gain. Stockholders should consult their own tax advisors with respect to the tax consequences of receiving a contingent claim as part of the Dissolution.

If we effect the Dissolution, we intend to provide stockholders and the IRS with statements indicating the amount of cash, and, as applicable, our best estimates of the fair market value of any other property, distributed to our stockholders (or transferred to the liquidating trust, as discussed below) at such time and in such manner as required by applicable Treasury Regulations.

Backup Withholding. Distributions to any stockholder that fails to provide the appropriate certification in accordance with applicable Treasury Regulations generally will be reduced by backup withholding at the rate applicable at the time of the distributions. The backup withholding tax is currently imposed at a rate of 24%. Backup withholding generally will not apply to payments made to certain exempt recipients, such as corporations. Backup withholding is not an additional tax. Amounts that are withheld under backup withholding rules may be refunded or credited against the stockholder’s U.S. federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner. Stockholders should consult their own tax advisors regarding the application of backup withholding in their particular circumstances.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO THEM.

Stockholder Approval of the Dissolution

The affirmative vote of a majority of the shares of common stock outstanding as of the Record Date is required for approval of this Proposal One. Abstentions and broker non-votes will have the same effect as votes “AGAINST” the Dissolution Proposal.

Unanimous Recommendation of the Board of Directors

For the reasons described in this Proxy Statement, the Board of Directors unanimously recommends that you vote “FOR” this Proposal One to approve the Dissolution, pursuant to the Plan of Dissolution, which, if approved, will authorize the Company to liquidate and dissolve the Company in accordance with the Plan of Dissolution, and pursuant to the discretion of the Board of Directors to proceed with the Dissolution.

Interests of Directors and Executive Officers in the Approval of the Plan of Dissolution

Certain of our directors and executive officers may have interests in the approval of the Dissolution that are different from, or in addition to, those of our stockholders generally. These interests may create potential conflicts of interest. The Board of Directors was aware that these interests existed when it approved the Dissolution. Except as described below, such persons have, to our knowledge, no material other interests in the Dissolution apart from those of stockholders generally.

Continuing Service and Compensation of our Directors

After the Dissolution, we expect that Justin M. Hall will continue in his position for the purpose of the Dissolution and winding up our business and affairs, pursuant to a consulting agreement after the expiration of his current employment agreement on December 31, 2025.

As part of the PRN Transition Services Agreement, PRN entered into a consulting agreement with Tommy Law, the Company’s Interim Chief Financial Officer, for certain services with a one-time payment of $85,000 to be made by PRN to Mr. Law when all such services are complete.

If the Dissolution Proposal is approved, we expect that the Board of Directors will be reduced to one (1) director for the purpose of winding up our business and affairs. We expect to compensate such individual at a level substantially consistent with his or her compensation level prior to the Effective Time.

Equity Ownership

In connection with our liquidating distributions, if any, the members of the Board of Directors and our executive officers will be entitled to the same cash distributions as our stockholders based on their beneficial ownership shares of our common stock. Members of the Board of Directors and our executive officers own, as of [March 18], 2025, an aggregate of 1,163 shares of common stock as follows:

Name	Number of Shares of Common Stock Beneficially Owned
Justin M. Hall, Esq.	559
Tommy Law	26
Paul E. Freiman, Ph.D.	172
Julie Garlikov	50
Swan Sit	92
Mijia (Bob) Wu, M.B.A.	122
Yenyou (Jeff) Zheng, Ph.D.	92
Yongxiang (Sean) Zheng	50

Please refer to the section titled “Security Ownership of Certain Beneficial Owners and Management” of this Proxy Statement for additional information regarding our directors’ and executive officers’ beneficial ownership.

Indemnification and Insurance

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

In connection with the Dissolution, we will continue to indemnify our directors and executive officers to the maximum extent permitted in accordance with applicable law, our Certificate of Incorporation and our Bylaws, and any contractual arrangements, for actions taken in connection with the Plan of Dissolution and the winding up of our business and affairs. The Board of Directors is authorized to obtain and maintain insurance as may be necessary, appropriate, or advisable to cover such indemnification obligations, including seeking an extension in time and coverage of our insurance policies currently in effect.

As a result of these benefits, our directors and executive officers generally could be more likely to vote to approve the Plan of Dissolution and the Dissolution contemplated thereby, than our other stockholders.

Proposal Two:

The Adjournment Proposal

Overview

A proposal will be submitted to the stockholders at the Special Meeting to grant discretionary authority to the Board of Directors to adjourn the Special Meeting from time to time, if necessary or appropriate, to establish a quorum or, even if a quorum is present, to permit further solicitation of proxies if there are not sufficient votes cast at the time of the Special Meeting in favor of Proposal One. Any adjournment of the Special Meeting may be made by an announcement made at the Special Meeting. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to the time that the proxies are used.

For the avoidance of doubt, any proxy authorizing the adjournment of the Special Meeting shall also authorize successive adjournments thereof, at any meeting so adjourned, to the extent necessary for us to solicit additional proxies in favor of the adoption of any such proposal.

Stockholder Approval of the Adjournment Proposal

The affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication at the Special Meeting is required for approval. Unless otherwise instructed in the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” this proposal. Abstentions, if any, with respect to this proposal will have the effect of a vote against this Proposal Two. Broker non-votes, if any, with respect to this Proposal Two, will have no effect.

Unanimous Recommendation of the Board of Directors

The Board of Directors recommends unanimously that you cast your vote “FOR” the approval of the adjournment of the Special Meeting, if necessary or appropriate, to establish a quorum or to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal One.

Security Ownership of Certain Beneficial Owners and Management

The following table indicates information as of [March 18], 2025 regarding the beneficial ownership of our securities by:

●	each person who is known by us to beneficially own more than five percent (5%) of our securities;
●	our current executive officers;
●	each of our directors; and
●	all of our directors and executive officers as a group.

The percentage of shares beneficially owned is based on [_____] shares of common stock outstanding as of [March 18], 2025. Except as indicated in the footnotes to this table, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them and no shares are pledged.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Beneficial Owners Holding More Than 5%
Poplar Point Capital Management LLC 330 Primrose Road, Suite 400 Burlingame, CA 94010 (1)	620,685	[12.7]	%
Executive Officers and Directors (2)
Justin M. Hall, Esq. (3)	559	*
Tommy Law (4)	26	*
Paul E. Freiman, Ph.D. (5)	172	*
Julie Garlikov (6)	50	*
Swan Sit (7)	92	*
Mijia (Bob) Wu, M.B.A. (8)	122	*
Yenyou (Jeff) Zheng, Ph.D. (9)	92	*
Yongxiang (Sean) Zheng (10)	50	*
All directors and executive officers as a group (8 persons)	1,163	*	%

*	Less than one percent (1%).

(1)	Based upon information contained in the Schedule 13G/A (Amendment No. 1) jointly filed by Poplar Point Capital Management LLC, a Delaware limited liability company, Poplar Point Capital Partners LP, a Delaware limited partnership, Poplar Point Capital GP LLC, a Delaware limited liability company, and Jad Fakhry, a United States citizen with the SEC on February 6, 2025, with shared voting and dispositive power of all shares and sole voting and dispositive power of no shares.
(2)

The address for each director and executive officer of NovaBay listed is c/o NovaBay Pharmaceuticals, Inc., 2000 Powell Street, Suite 1150, Emeryville, CA 94608. The number of shares beneficially owned and percent of class is calculated in accordance with SEC rules. A beneficial owner is deemed to beneficially own shares the beneficial owner has the right to acquire within sixty (60) days of [March 18], 2025. For purposes of calculating the percent of class held by a single beneficial owner, the shares that such beneficial owner has the right to acquire within sixty (60) days of [March 18], 2025 are also deemed to be outstanding; however, such shares are not deemed to be outstanding for purposes of calculating the percentage ownership of any other beneficial owner.

(3)

Consists of (i) 64 shares of common stock held directly by Mr. Hall and (ii) 495 shares issuable upon the exercise of outstanding options that are exercisable as of [March 18], 2025 or within 60 days after such date.

(4)	Consists of 26 shares of common stock issuable upon exercise of outstanding stock options that are exercisable as of [March 18], 2025 or within 60 days after such date.
(5)

Consists of (i) 75 shares of common stock held directly by Dr. Freiman; (ii) 2 shares of common stock held by the Paul Freiman and Anna Mazzuchi Freiman Trust, of which Dr. Freiman and his spouse are trustees (with sole voting power over 1 share, shared voting power over 1 share, sole investment power over no shares and shared investment power over 2 shares); and (iii) 95 shares of common stock issuable upon exercise of outstanding stock options that are exercisable as of [March 18], 2025 or within 60 days after such date.

(6)	Consists of 50 shares of common stock held directly by Ms. Galikov as of [March 18], 2025.
(7)

Consists of (i) 75 shares of common stock held directly by Ms. Sit and (ii) 17 shares issuable upon exercise of outstanding stock options that are exercisable as of [March 18], 2025 or within 60 days after such date.

(8)

Consists of (i) 75 shares of common stock held directly by Mr. Wu and (ii) 47 shares issuable upon exercise of outstanding stock options that are exercisable as of [March 18], 2025 or within 60 days after such date.

(9)

Consists of (i) 75 shares of common stock held directly by Dr. Jeff Zheng and (ii) 17 shares issuable upon exercise of outstanding stock options that are exercisable as of [March 18], 2025 or within 60 days after such date.

(10)	Consists of 50 shares of common stock held directly by Mr. Sean Zheng as of [March 18], 2025.

Additional Information

Description of Business

We were historically focused on the development and sale of scientifically-created and clinically-proven eyecare, wound care, and skin care products. Our eyecare products, sold under the Avenova brand and related assets, previously represented substantially all of our assets. As described in additional detail herein, on January 17, 2025, we completed the sale of the Avenova Assets to PRN pursuant to the Purchase Agreement, which constituted substantially all of our revenue generating and operating assets. In connection with the closing of the Avenova Asset Sale, NovaBay and PRN entered into the PRN Transition Services Agreement, pursuant to which NovaBay has agreed to provide services to PRN with respect to specified accounting, marketing, sales, customer service, regulatory and operational support for a period of four (4) months after the closing of the Avenova Asset Sale. In exchange for providing such services, PRN and the NovaBay agreed upon service fees to be paid to NovaBay.

We have also historically manufactured and sold a proprietary form of hypochlorous acid for the wound care market under the NeutroPhase and PhaseOne brands. Our wound care products are used for cleansing and irrigation as part of surgical procedures, as well as treating wounds, burns, ulcers and other injuries. As described in additional detail herein, on January 8, 2025, we completed the sale to Phase One of our Wound Care Trademarks and the sale of our wound care inventory. Following the Wound Care Transaction, we are continuing to manufacture our wound care products under remaining contractual obligations to certain of our remaining distributors.

On September 20, 2024, we announced, after extensive consideration of potential strategic alternatives, that on September 19, 2024, the Board of Directors had unanimously approved the Dissolution pursuant to the Plan of Dissolution, which remains subject to stockholder approval pursuant to this Proxy Statement.

Through our former subsidiary, DERMAdoctor, we previously offered over 30 dermatologist-developed products targeting common skin concerns, ranging from aging and blemishes to dry skin, perspiration and keratosis pilaris. On March 25, 2024, we announced the closing of the sale of DERMAdoctor.

Market Price and Dividend Data

Our common stock is listed on the NYSE American under the symbol “NBY.” As of [March 18], 2025, there were [______] shares of common stock outstanding held by approximately [__] stockholders of record. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners, but whose shares are held in “street name” by brokers, banks or other nominees. As of [March 18], 2025, there were [_____] shares of Series B Non-Voting Convertible Preferred Stock outstanding held by one stockholder of record. On [March __], 2025, the latest practicable trading day before the printing of this Proxy Statement, the closing price for our common stock was $[__] per share. You are encouraged to obtain current market quotations for our common stock.

We anticipate that we will request that our common stock stop trading on the NYSE American on the Effective Time or as soon thereafter as is reasonably practicable. As noted above, we also currently expect to close our stock transfer books on or around the Effective Time and to discontinue recording transfers and issuing stock certificates at that time. Accordingly, it is expected that trading in our shares of common stock will cease on or very soon after the Effective Time.

We have never declared or paid any cash dividends on our capital stock. In the event that the Dissolution is not consummated, our payment of any future dividends would be at the discretion of the Board of Directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects, and other factors the Board of Directors may deem relevant.

Deadlines for Receipt of Future Stockholder Proposals and Nominations for Our 2025 Annual Meeting

We do not intend to hold future annual meetings of stockholders, including the 2025 Annual Meeting, if the Dissolution Proposal is approved at this Special Meeting, and the Certificate of Dissolution is thereafter filed with the Delaware Secretary of State.

Deadline for submitting stockholder proposals for inclusion in the Company’s 2025 Annual Meeting of Stockholders Proxy Statement

However, if we do not file a Certificate of Dissolution and do hold our 2025 Annual Meeting, then stockholder proposals submitted for inclusion in the Company’s 2025 Annual Meeting proxy statement and proxy pursuant to Rule 14a-8 of the Exchange Act, must have been received by us no later than 120 days prior to the date the Company’s proxy statement was provided to stockholders the prior year, which for next year’s 2025 Annual Meeting, was December 19, 2024. If the 2025 Annual Meeting is scheduled to be held on a date more than 30 calendar days from May 28, 2025, then the deadline will be a reasonable time prior to the time we begin to print, mail or electronically deliver our proxy materials. If notice is received after December 19, 2024, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting. All stockholder proposals must comply with applicable rules and regulations adopted by the SEC.

Due Date for Receipt of Advance Notice of Stockholder Nominations and Proposals for 2025 Annual Meeting of Stockholders

Further, if we do not file a Certificate of Dissolution and do hold our 2025 Annual Meeting, pursuant to our Bylaws, if you wish to bring certain business or nominate a director, you must comply with the advance notice provisions in our Bylaws and do so no earlier than the close of business on the 120th day, and not later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting. For our 2025 Annual Meeting, this would require notice prior to February 28, 2025; provided, however, that in the event that the date of the 2025 Annual Meeting of Stockholders is held more than 30 days prior to or more than 30 days after May 28, 2025, your notice must be delivered not earlier than the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting of Stockholders is first made. Stockholders are also advised to review the Bylaws, which contain additional requirements with respect to the advance notice of stockholder proposals and director nominations. Our advance notice Bylaw provisions do not apply to stockholder proposals made in compliance with SEC Rule 14a-8.

Deadline for Providing Notice of a Solicitation of Proxies in Support of Director Nominees Other than the Company’s Nominees for the 2025 Annual Meeting

To comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by the SEC no later than 60 days prior to the first anniversary of the 2024 Annual Meeting, which for our 2025 Annual Meeting would be March 29, 2025.

General Administration

Stockholder proposals must be in writing and should be addressed to our Corporate Secretary at our principal executive offices at 2000 Powell Street, Suite 1150, Emeryville, California 94608. It is recommended that stockholders submitting proposals direct them to our Corporate Secretary and utilize certified mail, return receipt requested, to provide proof of timely receipt. The presiding officer of the Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks or other nominees) to satisfy the delivery requirements for proxy statements with respect to two (2) or more stockholders sharing the same address (and who do not receive electronic delivery of proxy materials) by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

For those who receive proxy materials by mail, a single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other nominee or NovaBay that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker, bank or other nominee or NovaBay that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding,” you may (i) notify your broker, bank or other nominee or (ii) direct your written request to our Corporate Secretary, NovaBay Pharmaceuticals, Inc., 2000 Powell Street, Suite 1150, Emeryville, California 94608, (510) 899-8800. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should likewise contact their broker, bank or other nominee or NovaBay using the above information. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Method of Proxy Solicitation

We will pay all costs of preparing, assembling, printing and distributing the proxy materials. NovaBay has engaged Sodali to assist in the solicitation of proxies and provide related advice and informational support, for a services fee of $15,000, plus an additional fee based on the number of phone calls made to stockholders. No fees will be paid for solicitation of any stockholder to vote in favor of one of the Proposals. Sodali will not make any recommendation regarding approval or disapproval of the Proposals under consideration by stockholders at the Special Meeting. Our employees may solicit proxies on behalf of the Board of Directors through the mail, in person, by telephone or by other forms of electronic communication, without additional compensation. We will reimburse brokers, banks and other nominees who hold shares of common stock in their names for the expenses of furnishing proxy materials to beneficial owners of the shares.

Where You Can Find More Information; Incorporation by Reference

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy reports, proxy statements and other information filed by NovaBay with the SEC at the SEC’s web site, which contains reports, proxy statements and other information, at: http://www.sec.gov. We also maintain a website http://www.novabay.com/investors/sec-filings at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this Proxy Statement, and the inclusion of our website address in this Proxy Statement is an inactive textual reference only.

This Proxy Statement is available without charge to stockholders of NovaBay upon written or oral request. If you would like additional copies of this Proxy Statement or if you have questions about the Proposals to be presented at the Special Meeting, you should contact NovaBay in writing at NovaBay Pharmaceuticals, Inc., 2000 Powell Street, Suite 1550, Emeryville, CA 94608 or by telephone at (510) 899-8800.

The SEC allows us to “incorporate by reference” the information we file with the SEC into this Proxy Statement. This permits us to disclose important information to you by referring you to other documents that we filed separately with the SEC. Any information referred to in this way is considered part of this Proxy Statement. The information incorporated by reference is an important part of this Proxy Statement, and information that we file later with the SEC will automatically update and supersede this information. Statements in this Proxy Statement regarding the provisions of certain documents filed with, or incorporated by reference in, this Proxy Statement are not necessarily complete and each statement is qualified in all respects by that reference. We incorporate by reference the following documents that have been filed with the SEC:

●

our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 26, 2024 and as amended by Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 29, 2024;

●

our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 9, 2024; for the quarter ended June 30, 2024, filed with the SEC on August 13, 2024; and for the quarter ended September 30, 2024, filed with the SEC on November 7, 2024;

●

our Current Reports on Form 8-K, filed with the SEC on January 10, 2024, March 14, 2024, March 25, 2024, March 26, 2024 (as amended on May 31, 2024), April 19, 2024, April 22, 2024, May 29, 2024, May 31, 2024, June 7, 2024, June 14, 2024, July 11, 2024, July 29, 2024, September 20, 2024, October 29, 2024, November 6, 2024, November 22, 2024, December 19, 2024, January 10, 2025, January 22, 2025, January 23, 2025 and February 4, 2025;

●	the information specifically incorporated by reference into the 2023 Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 18, 2024; and
●

the description of our common stock in our registration statement on Form 8-A, filed with the SEC on August 29, 2007, as updated by our Current Report on Form 8-K, filed with the SEC on June 29, 2010, and including any amendments or reports filed for the purposes of updating this description, including Exhibit 4.1 to the amendment to our 2023 Form 10-K.

In addition, all documents (other than Current Reports furnished under Items 2.02 or 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement shall be deemed to be incorporated by reference into this Proxy Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Proxy Statement will be deemed modified, superseded or replaced for purposes of this Proxy Statement to the extent that a statement contained in this Proxy Statement modifies, supersedes or replaces such statement.

We will promptly provide, upon written or oral request, without charge to each person, including any beneficial owner, to whom a copy of this Proxy Statement is delivered, a copy of any or all of the information incorporated herein by reference (exclusive of exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request in writing or orally a copy of these filings, at no cost, by writing or telephoning us at the following address:

NovaBay Pharmaceuticals, Inc.
2000 Powell Street, Suite 1150
Emeryville, California 94608
(510) 899-8800
Attention: Corporate Secretary

Other Business

The Board of Directors is not aware of any other matter that will be presented for action at the Special Meeting other than the matters set forth in this Proxy Statement. If any other matter requiring a vote of the stockholders arises, it is intended that the proxy holders will vote the shares they represent as the Board of Directors may recommend. The proxy grants the proxy holders discretionary authority to vote on any such other matters properly brought before the Special Meeting.

[March 19], 2025	By Order of the Board of Directors,

Paul E. Freiman, Ph.D. Chairman of the Board of Directors

Annex A

PLAN OF COMPLETE LIQUIDATION

AND DISSOLUTION OF

NOVABAY PHARMACEUTICALS, INC.

This Plan of Complete Liquidation and Dissolution (the “Plan”) is intended to constitute a plan of distribution under Sections 280 and 281(a) of the General Corporation Law of the State of Delaware (the “DGCL”) and accomplish the complete liquidation and dissolution of NovaBay Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in accordance with the DGCL.

1.      Approval of Plan. The Board of Directors of the Company (the “Board”) has adopted this Plan and presented the Plan to the company’s stockholders to take action on the Plan. If the Plan is adopted by the requisite vote of the Company’s stockholders, the Plan shall constitute the adopted Plan of the Company, effective as of such time.

2.      Certificate of Dissolution. Subject to Section 15 hereof, after the stockholders approve the dissolution of the Company, the Company shall file with the Secretary of State of the State of Delaware a certificate of dissolution (the “Certificate of Dissolution”) in accordance with the DGCL (the time of such filing, or such later time as state therein, the “Effective Time”).

3.     Cessation of Business Activities. After the Effective Time, the Company shall not engage in any business activities except those deemed necessary by the Board and the Company’s officers, in their business judgment, to preserve the value of the Company’s assets, comply with all laws and regulatory requirements, wind-up the Company’s business affairs, and distribute its assets in accordance with this Plan.

4.      Continuing Employees and Consultants. For the purpose of effecting the dissolution of the Company, the Company may hire or retain, at the discretion of the Board, such employees, consultants and advisors as the Board deems necessary or desirable to supervise or facilitate the dissolution and winding up the Company.

5.     Notice of Dissolution and Publication. On or before the Publication Date (as defined herein), the Company shall send, or cause to be sent, written notice of the dissolution to each known claimant of the Company, including persons with claims asserted against the Company in a pending action, suit, or proceeding to which the Company is a party. These notices shall be sent by certified or registered mail, return receipt requested and, in each case, in accordance with the requirements of Section 280 of the DGCL. The Company shall publish notice of the dissolution in accordance with the requirements of Section 280 of the DGCL (the “Publication Notice”). The Publication Notice shall be published at any time after the Effective Date as the Board shall determine (such date of publication, the “Publication Date”) and shall satisfy all requirements of Section 280 of the DGCL.

6.       Dissolution Process.

(a)     From and after the Effective Date, the Company (or any successor entity of the Company) shall liquidate and wind-up its affairs in accordance with the procedures set forth in Sections 278, 280, and 281(a) of the DGCL. In this respect, after carrying out the actions contemplated under Section 5, the Company, in conformity with the provisions of Section 281(a) of the DGCL.

(i)           Shall pay the claims made and not rejected in accordance with Section 280(a) of the DGCL;

(ii)          Shall post the security offered and not rejected pursuant to Section 280(b)(2) of the DGCL;

(iii)         Shall post any security ordered by the Delaware Court of Chancery in any proceeding under Section 280(c) of the DGCL; and

(iv)         Shall pay or make provision for all other claims that are mature, known, or uncontested or that have been finally determined to be owing by the Company.

(b)     Such claims or obligations shall be paid in full and any such provision for payment shall be made in full, in each case, if there are sufficient assets. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority, and, among claims of equal priority, ratably to the extent of assets available therefor. Any remaining assets shall be distributed to the stockholders and warrant holders in accordance with the terms of the Company's amended and restated certificate of incorporation and any amendments thereto, this Plan, the provisions of the DGCL and any order of the Delaware Court of Chancery; provided, however, that such distribution shall not be made before the expiration of 150 days from the date of the last notice of rejection given pursuant to Section 280(a)(3) of the DGCL, unless otherwise ordered by the Delaware Court of Chancery. The Company may make multiple distributions, which shall be in cash and/or assets, in such amounts, and at such time or times, as the Board may determine, subject in each case to compliance with the provisions of Sections 280 and 281(a) of the DGCL. In the absence of actual fraud, the judgment of the Board as to the provision made for the payment of all obligations under Section 6(a)(iv) shall be conclusive.

7.      Cancellation of Stock. The distributions to the Company’s stockholders pursuant to Section 5 hereof shall be in complete cancellation of all of the outstanding shares of stock of the Company. From and after the Effective time, and subject to applicable law, each holder of the shares of capital stock of the Company shall cease to have any rights in respect thereof, except the right to receive distributions pursuant to and in accordance with Section 5(ii) hereof. As a condition to receipt of any distribution to the Company’s stockholders, the Board, in its absolute discretion, may require the Company’s stockholders to (i) surrender their certificates evidencing their shares of stock to the Company, or (ii) furnish the Company with evidence satisfactory to the Board of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board. The Company will close its stock transfer books and discontinue recording transfers of shares of stock of the Company at the Effective Time, and thereafter certificates representing shares of stock of the Company will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

8.       Conduct of the Company Following Approval of the Plan. Under Delaware law, dissolution is effective upon the filing of a certificate of dissolution with the Secretary of State of the State of Delaware or upon such future effective date as may be set forth in the certificate of dissolution. Section 278 of the DGCL provides that a dissolved corporation continues to exist for three (3) years after the date of dissolution for purposes of prosecuting and defending suits by or against the corporation and enabling it to settle and close its business and dispose of and convey its remaining assets, but not for the purpose of continuing the business of the corporation as a going concern. A corporation can continue to exist beyond the three (3) year period, if ordered by a court, for the sole purpose of prosecuting or defending any action, suit or proceeding that was brought before or during the three (3) year period after the date of dissolution, until any judgments, orders or decrees are fully executed. The powers of the directors continue during this time period in order to allow them to take the necessary steps to wind-up the affairs of the corporation.

9.      Absence of Appraisal Rights. Under Delaware law, the Company’s stockholders are not entitled to appraisal rights for their shares of capital stock in connection with the transactions contemplated by the Plan.

10.     Abandoned Property. If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered certificates evidencing the capital stock as required hereunder or for any other reason, the distribution to which such stockholder is entitled shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

11.     Stockholder Consent to Sale of Assets. Adoption of this Plan by the requisite vote of the outstanding capital stock shall constitute the approval of the stockholders of the sale, exchange or other disposition in liquidation of all of the property and assets of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on adoption of this Plan.

12.      Expenses of Dissolution. In connection with and for the purposes of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan.

13.       Compensation. In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay the Company’s officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, including pursuant to severance and retention agreements, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Adoption of this Plan by the stockholders shall constitute the approval of the Company’s stockholders of the payment of any such compensation.

14.      Indemnification. The Company shall continue to indemnify its officers, directors, employees, agents and trustee in accordance with its Amended and Restated Certificate of Incorporation, Bylaws, and contractual arrangements as therein or elsewhere provided, the Company’s existing directors’ and officers’ liability insurance policy and applicable law, and such indemnification shall apply to acts or omissions of such persons in connection with the implementation of this Plan and the winding up of the affairs of the Company. The Board is authorized to obtain and maintain insurance as may be necessary to cover the Company’s indemnification obligations.

15.     Modification or Abandonment of the Plan. Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the stockholders, the Board may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the stockholders to the extent permitted by the DGCL.

16.      Authorization. The Board in hereby authorized, without further action by the stockholders, to do and perform or cause the officers of the Company, subject to approval of the Board, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board, to implement this Plan and the transaction contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind-up its affairs.

NOVABAY PHARMACEUTICALS, INC.
ATTN: JUSTIN M. HALL
2000 POWELL STREET, SUITE 1150
EMERYVILLE, CA 94608

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on April 15, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NBY2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on April 15, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V62389-S09805 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

NOVABAY PHARMACEUTICALS, INC.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice & Proxy Statement is available at www.proxyvote.com

V62390-S09805

NOVABAY PHARMACEUTICALS, INC.
2025 Special Meeting of Stockholders
April 16, 2025, 11:00 a.m., Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Justin M. Hall as proxy with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of NOVABAY PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the 2025 Special Meeting of Stockholders to be held at 11:00 a.m., Pacific Time, on April 16, 2025, and any adjournment or postponement thereof, and to act, in his discretion, with respect to all votes that the stockholder(s) would be entitled to cast if then personally present. The meeting will be held virtually at www.virtualshareholdermeeting.com/NBY2025SM.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR Proposal One and FOR Proposal Two. If any other business is presented at such Special Meeting, this proxy will be voted with the discretion of the proxy.

Continued and to be signed on reverse side